                                                                    EXHIBIT 10.5

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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            DATED AS OF JUNE 21, 2002

                                      AMONG

                                LKQ CORPORATION,

                              BANK OF AMERICA, N.A.
                            AS ADMINISTRATIVE AGENT,

                       LASALLE BANK NATIONAL ASSOCIATION,
                            AS CO-SYNDICATION AGENT,

                              FLEET NATIONAL BANK,
                            AS CO-SYNDICATION AGENT,

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

================================================================================

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                                TABLE OF CONTENTS

                                                                                             PAGE
ARTICLE I DEFINITIONS...........................................................................1
     1.1.    Defined Terms......................................................................1
     1.2.    Other Interpretive Provisions.....................................................26
             (a)    Defined Terms..............................................................26
             (b)    The Agreement..............................................................26
             (c)    Certain Common Terms.......................................................26
             (d)    Performance; Time..........................................................27
             (e)    Contracts..................................................................27
             (f)    Laws.......................................................................27
             (g)    Captions...................................................................27
             (h)    Independence of Provisions.................................................27
             (i)    Interpretation.............................................................27
     1.3.    Accounting Principles.............................................................28

ARTICLE II THE CREDITS.........................................................................28
     2.1.    Amounts and Terms of Commitments..................................................28
             (a)    The Term Commitments.......................................................28
             (b)    The Revolving Commitments..................................................29
     2.2.    Notes.............................................................................29
     2.3.    Procedure for Borrowing and Issuance of Letters of Credit.........................30
     2.4.    Conversion and Continuation Elections.............................................31
     2.5.    Voluntary Termination or Reduction of Revolving Commitments.......................33
     2.6.    Optional Prepayments..............................................................33
     2.7.    Mandatory Prepayments of Loans for Asset Dispositions.............................34
     2.8.    Repayment.........................................................................34
             (a)    The Term Loan..............................................................34
             (b)    The Revolving Loans........................................................35
     2.9.    Interest..........................................................................35
     2.10....Fees .............................................................................36
             (a)    Fee Letters................................................................36
             (b)    Non-Use Fee................................................................36
             (c)    Letter of Credit Fees......................................................37
     2.11....Computation of Fees and Interest..................................................37
     2.12....Payments by the Company...........................................................38
     2.13....Payments by the Lenders to the Administrative Agent...............................39
     2.14....Sharing of Payments, Etc..........................................................39
     2.15....Certain Letter of Credit Provisions...............................................40

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY.............................................43
     3.1.    Taxes.............................................................................43
     3.2.    Illegality........................................................................46

                                       -i-
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
     3.3.    Increased Costs and Reduction of Return...........................................47
     3.4.    Funding Losses....................................................................47
     3.5.    Inability to Determine Rates......................................................48
     3.6.    Certificates of the Lenders.......................................................48
     3.7.    Replacement of Certain Lenders....................................................49
     3.8.    Survival..........................................................................49

ARTICLE IV CONDITIONS PRECEDENT................................................................49
     4.1.    Conditions of Initial Loans.......................................................49
             (a)    Credit Agreement and Notes.................................................49
             (b)    Resolutions; Incumbency....................................................50
             (c)    Articles of Incorporation; By-laws and Good Standing.......................50
             (d)    Collateral Documents.......................................................50
             (e)    Legal Opinions.............................................................51
             (f)    Payment of Fees............................................................51
             (g)    Closing Certificate........................................................52
             (h)    Financial Statements.......................................................52
             (i)    Consents ..................................................................52
             (j)    Due Diligence..............................................................52
             (k)    Fee Letters................................................................52
             (l)    Closing Date Borrowing Certificate.........................................52
             (m)    Field Examination..........................................................53
             (n)    Release of Certain Collateral..............................................53
             (o)    Other Documents............................................................53
     4.2.    Conditions to All Borrowings and Issuance of Letters of Credit....................53
             (a)    Notice of Borrowing or Continuation/Conversion.............................53
             (b)    Continuation of Representations and Warranties.............................53
             (c)    No Existing Default........................................................54
             (d)    Overadvance................................................................54

ARTICLE V REPRESENTATIONS AND WARRANTIES.......................................................54
     5.1.    Corporate Existence and Power.....................................................54
     5.2.    Corporate Authorization; No Contravention.........................................55
     5.3.    Governmental Authorization........................................................55
     5.4.    Binding Effect....................................................................55
     5.5.    Litigation........................................................................55
     5.6.    No Default........................................................................56
     5.7.    Intentionally Omitted.............................................................56
     5.8.    Use of Proceeds; Margin Regulations...............................................56
     5.9.    Title to Properties...............................................................56
     5.10....Taxes.............................................................................56
     5.11....Financial Condition...............................................................57
     5.12....Environmental Matters.............................................................57
     5.13....Regulated Entities................................................................58
     5.14....No Burdensome Restrictions........................................................58

                                      -ii-
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
     5.15....Solvency .........................................................................58
     5.16....Labor Relations. .................................................................58
     5.17....Copyrights, Patents, Trademarks and Licenses, etc.................................58
     5.18....Subsidiaries; Capitalization......................................................59
     5.19....Broker's; Transaction Fees........................................................59
     5.20....Insurance. .......................................................................59
     5.21....Business and Collateral Locations.................................................60
     5.22....Full Disclosure. .................................................................60
     5.23....ERISA Matters. ...................................................................60

ARTICLE VI AFFIRMATIVE COVENANTS...............................................................61
     6.1.    Financial Statements..............................................................61
     6.2.    Certificates; Other Information...................................................62
     6.3.    Notices...........................................................................63
     6.4.    Preservation of Corporate Existence, Etc..........................................65
     6.5.    Maintenance of Property...........................................................65
     6.6.    Insurance.........................................................................65
     6.7.    Payment of Obligations............................................................67
     6.8.    Compliance with Laws..............................................................67
     6.9.    Inspection of Property and Books and Records......................................68
     6.10....Environmental Laws................................................................68
     6.11....Use of Proceeds...................................................................68
     6.12....Solvency..........................................................................69
     6.13....Subsidiaries......................................................................69
     6.14....Further Assurances................................................................69
     6.15....Interest Rate Protection..........................................................70
     6.16....Depository Accounts...............................................................70

ARTICLE VII NEGATIVE COVENANTS.................................................................70
     7.1.    Limitation on Liens...............................................................70
     7.2.    Disposition of Assets.............................................................72
     7.3.    Consolidations and Mergers........................................................72
     7.4.    Loans and Investments.............................................................72
     7.5.    Limitation on Indebtedness........................................................73
     7.6.    Transactions with Affiliates......................................................74
     7.7.    Use of Proceeds...................................................................74
     7.8.    Contingent Obligations............................................................74
     7.9.    Joint Ventures....................................................................74
     7.10....Unconditional Purchase Options....................................................74
     7.11....Intentionally Omitted.............................................................75
     7.12....Restricted Payments...............................................................75
     7.13....Consolidated Net Worth............................................................75
     7.14....Fixed Charge Coverage Ratio.......................................................76
     7.15....Senior Funded Debt to EBITDA Ratio................................................76
     7.16....Total Funded Debt to EBITDA Ratio.................................................76

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
     7.17....Intentionally Omitted.............................................................76
     7.18....Change in Business................................................................76
     7.19....Change in Structure...............................................................76
     7.20....Accounting Changes................................................................76
     7.21....Other Contracts...................................................................76
     7.22....Management Fees...................................................................77
     7.23....Subsidiaries......................................................................77
     7.24....Pension Plans.....................................................................77
     7.25....Amendment of Documents............................................................77

ARTICLE VIII EVENTS OF DEFAULT.................................................................77
     8.1.    Event of Default..................................................................77
             (a)    Non-Payment................................................................77
             (b)    Representation or Warranty.................................................78
             (c)    Specific Defaults..........................................................78
             (d)    Other Defaults.............................................................78
             (e)    Cross-Default..............................................................78
             (f)    Insolvency; Voluntary Proceedings..........................................79
             (g)    Involuntary Proceedings....................................................79
             (h)    Monetary Judgments.........................................................79
             (i)    Non-Monetary Judgments.....................................................79
             (j)    Collateral.................................................................79
             (k)    Change of Control..........................................................80
             (l)    Adverse Change.............................................................80
             (m)    Loan Party Defaults........................................................80
             (n)    ERISA Liabilities..........................................................80
             (o)    Flynn Stock Ownership......................................................81
     8.2.    Remedies..........................................................................81
     8.3.    Rights Not Exclusive..............................................................81

ARTICLE IX   THE AGENTS........................................................................81
     9.1.    Appointment and Authorization.....................................................81
     9.2.    Delegation of Duties..............................................................82
     9.3.    Liability of the Administrative Agent.............................................82
     9.4.    Reliance by the Administrative Agent..............................................83
     9.5.    Notice of Default.................................................................83
     9.6.    Credit Decision...................................................................84
     9.7.    Indemnification...................................................................84
     9.8.    Agents in Their Individual Capacity...............................................85
     9.9.    Successor Administrative Agent....................................................85
     9.10....Collateral Matters................................................................86
     9.11....Co-Syndication Agents.............................................................87

ARTICLE X    MISCELLANEOUS.....................................................................87
     10.1....Amendments and Waivers............................................................87
     10.2....Notices...........................................................................88

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
     10.3....No Waiver; Cumulative Remedies....................................................89
     10.4....Costs and Expenses................................................................89
     10.5....Indemnity.........................................................................89
             (a)    General Indemnity..........................................................90
             (b)    Environmental Indemnity....................................................90
             (c)    Survival; Defense..........................................................91
     10.6....Marshalling; Payments Set Aside...................................................91
     10.7....Successors and Assigns............................................................91
     10.8....Assignments, Participations, etc..................................................91
     10.9....Set-off...........................................................................94
     10.10...Collateral Account................................................................94
     10.11...Notification of Addresses, Lending Offices, Etc...................................95
     10.12...Counterparts......................................................................95
     10.13...Severability......................................................................96
     10.14...No Third Parties Benefited........................................................96
     10.15...Time..............................................................................96
     10.16...Governing Law and Jurisdiction....................................................96
     10.17...Waiver of Jury Trial..............................................................97
     10.18...Automatic Debits of Fees..........................................................97
     10.19...Entire Agreement..................................................................97

                                       -v-
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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

          This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of June 21, 2002, among LKQ Corporation, a Delaware corporation (the "Company"), the financial institutions from time to time party to this Agreement (collectively, the "Lenders"; individually, a "Lender"), Bank of America, N.A., as Administrative Agent for the Lenders, LaSalle Bank National Association, as Co-Syndication Agent for the Lenders and Fleet National Bank, as Co-Syndication Agent for the Lenders. This Agreement shall amend, restate, supersede and replace in its entirety that certain Credit Agreement dated as of November 12, 1999, as amended or otherwise modified through the date hereof, by and among the Company, Lenders, Administrative Agent, LaSalle Bank National Association, as syndication agent for the Lenders, and Banc of America Securities LLC, as arranger (the "Original Credit Agreement").

          WHEREAS, pursuant to the Original Credit Agreement, the Lenders made available a revolving credit facility upon the terms and conditions set forth therein; and

          WHEREAS, the Lenders and the Company have agreed to amend and restate the Original Credit Agreement in order to provide for a revolving credit facility and a term loan upon the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.1.    DEFINED TERMS.

          In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

          "Account Debtor" means any Person who is or who may become obligated to any Loan Party, under, with respect to, or on account of an Account Receivable, General Intangible or other Collateral.

          "Account Receivable" means any "account" (as defined in the UCC) of each Loan Party and other rights of each Loan Party to payment for goods sold or leased or for services rendered, which are not evidenced by an instrument or chattel paper and whether or not earned by performance.

          "Acquisition" means the acquisition by the Company or any of its Subsidiaries of all or substantially all of the Properties of any Person or a division or business of any Person, or all or substantially all of the stock or other ownership interests of any Person, including, without limitation, by means of a merger or other combination.

          "Administrative Agent" means BOA in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

          "Administrative Agent-Related Persons" means BOA and any successor administrative agent arising under Section 9.9, together with Affiliates of BOA or any such successor administrative agent, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Administrative Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Administrative Agent or such other address as the Administrative Agent may from time to time specify in accordance with Section 10.2.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 5% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, no Lender shall be deemed an "Affiliate" of the Company or of any other Loan Party.

          "Agents" means, collectively, the Administrative Agent and the Co-Syndication Agents.

          "Aggregate Commitment" means the combined Aggregate Revolving Commitment and the Aggregate Term Commitment.

          "Aggregate Revolving Commitment" means the combined Revolving Commitments of the Lenders, in the initial aggregate principal amount of Forty Million Dollars ($40,000,000), as such amount may be reduced from time to time pursuant to this Agreement.

          "Aggregate Term Commitment" means the combined Term Commitments of the Lenders, in the initial aggregate principal amount of Twenty Million Dollars ($20,000,000), as such amount may be reduced from time to time pursuant to this Agreement.

          "Agreement" means this Credit Agreement.

          "Alternate Base Rate" means, for any day, the higher of: (a) the Base Rate and (b) the Federal Funds Rate PLUS .50%.

          "Applicable Margin" means at any time (a) with respect to the unpaid principal amount of each IBOR Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for IBOR Loans" opposite the Total Funded Debt to

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EBITDA Ratio in effect at such time; (b) with respect to the unpaid principal amount of each Base Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for Base Rate Loans" opposite the Total Funded Debt to EBITDA Ratio in effect at such time; and (c) with respect to the non-use fees described in subsection 2.10(b), the applicable percentage set forth below in the column entitled "Applicable Margin for Non-Use Fees" opposite the Total Funded Debt to EBITDA Ratio in effect at such time, as follows:

         Total Funded Debt               Applicable Margin          Applicable Margin          Applicable Margin
          to EBITDA Ratio                  for IBOR Loans          For Base Rate Loans          For Non-Use Fees
          ---------------                  --------------          -------------------          ----------------
 Less than or equal to 1.0 : 1.0                2.00%                      0.50%                      0.25%

 Greater than 1.00 : 1.0 but less               2.25%                      0.75%                      0.30%
 than or equal to 1.50 : 1.0

 Greater than 1.50 : 1.0 but less               2.50%                      1.00%                      0.35%
 than or equal to 2.00 : 1.0

 Greater than 2.00 : 1.0                        2.75%                      1.25%                      0.40%

          The initial Applicable Margin for IBOR Loans, Base Rate Loans, and Non-Use Fees shall be based on the above table and the Total Funded Debt to EBITDA Ratio as set forth in the Company's unaudited financial statements for the fiscal quarter, and related Compliance Certificate with respect to the 12 month period, ending March 31, 2002; and each initial Applicable Margin shall remain in effect until the delivery of the Company's unaudited financial statements with respect to the fiscal quarter, and related Compliance Certificate with respect to the 12 month period, ending June 30, 2002. Thereafter, the Applicable Margin shall be based on the Total Funded Debt to EBITDA Ratio in effect as set forth in the Compliance Certificate most recently delivered by the Company to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the Total Funded Debt to EBITDA Ratio shall become effective upon delivery by the Company to the Administrative Agent of a new Compliance Certificate pursuant to subsection 6.2(b). If the Company shall fail to deliver a Compliance Certificate within 45 days after the end of any fiscal quarter (or within 60 days after the end of any fiscal quarter that is the last fiscal quarter in any fiscal year) as required pursuant to subsection 6.2(b), the Applicable Margin from and including the 46th day after the end of such fiscal quarter (or the 61st day after the end of such fiscal quarter for any fiscal quarter that is the last fiscal quarter in any fiscal year), to but not including the date the Company delivers to the Administrative Agent a Compliance Certificate shall conclusively be presumed to equal the highest Applicable Margin specified in the above chart for the type of loan or fee. Whenever a change in the Total Funded Debt to EBITDA Ratio results in an adjustment to the Applicable Margin, the Company shall deliver to the Administrative Agent, together with the required Compliance Certificate, a Pricing Change Certificate.

          "Assignee" has the meaning specified in subsection 10.8(a).

          "Assignment and Acceptance" has the meaning specified in subsection 10.8(a).

          "Attorney Costs" means and includes all reasonable disbursements and reasonable fees of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

          "Base Rate" means, for any day the rate of interest in effect for such day as publicly announced from time to time by BOA in Chicago, Illinois, as its "reference rate" (such rate set by BOA based upon various factors including BOA's costs and desired return, general economic conditions and other factors, and used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by BOA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest based on the Alternative Base Rate.

          "BOA" means Bank of America, NA., a national banking association.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Company on the same day by the Lenders pursuant to Article II.

          "Borrowing Base" means an amount equal to the sum of (a) 80% of the net amount of Eligible Accounts Receivable, PLUS (b) 50% of the value (at the lower of cost or market) of Eligible Inventory consisting of automobiles and automobile parts, LESS (c) the LC Amount and LESS (d) such reserves (including without limitation reserves for rebates) as the Administrative Agent elects to establish on the Closing Date or from time to time thereafter (i) in its reasonable credit judgment exercised in good faith, based on the results of field examinations performed pursuant to Section 6.9 with a methodology consistent with that employed in the field examination completed prior to the date hereof, and that reflects a material adverse change to Borrower's Accounts Receivable or Inventory or (ii) otherwise during the existence of an Event of Default. Such reserves shall not be established with respect to any matters that have been taken into account in determining Eligible Accounts Receivable or Eligible Inventory.

          "Borrowing Base Certificate" means a certificate in the form of EXHIBIT J attached hereto, executed and certified as accurate by a Responsible Officer.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago or San Francisco are authorized or required by law to close; PROVIDED, that with respect to all notices, determinations, continuances, conversions, fundings and payments in connection with IBOR Loans, a Business Day shall not include any day on which trading by and between banks in Dollar deposits may not be carried on in the applicable interbank market.

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          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures paid by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease" means, with respect to any Person, any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease on a consolidated balance sheet of such Person.

          "Capital Lease Obligations" means, with respect to any Person, without duplication, the principal component of all monetary obligations of such Person or any of its Subsidiaries under Capital Leases of such Person or any such Subsidiary.

          "Cash Equivalents" means:

          (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

          (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000) whose short term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service Inc., and not subject to any right of setoff by such issuer (other than any such issuer that is also a Lender); and

          (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than six months.

          "CERCLA" has the meaning specified in the definition of "Environmental Laws."

          "Change of Control" means that any Person that is not currently a shareholder of the Company acquires, in one or more transactions, 51% or more, in the aggregate, of the issued and outstanding voting stock of the Company.

          "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by the Administrative Agent and all the Lenders.

          "Closing Date Outstandings" means the outstanding principal balance on the Closing Date of the loans made under the Original Credit Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or any other Loan Party in or upon which a Lien now or hereafter exists in favor of any Lender, or the Administrative Agent for the benefit of the Agents and the Lenders, whether under this Agreement, the Collateral Documents or under any other documents.

          "Collateral Account" has the meaning specified in Section 10.10.

          "Collateral Documents" means the Company Security Agreement, the Loan Party Security Agreement, the Loan Party Guaranty, the Company Pledge Agreement, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements executed by the Company or any other Loan Party in connection with granting a Lien in favor of any Lender, or any Agent, for the benefit of the Agents and the Lenders, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Company or any other Loan Party as debtor in favor of any Lender or any Agent, for the benefit of the Agents and the Lenders, as secured party.

          "Commitment" means, for each Lender, the aggregate of its Revolving Commitment and its Term Commitment.

          "Commitment Percentage" means, as to any Lender, the percentage equivalent of the sum of such Lender's Revolving Commitment and Term Commitment, divided by the Aggregate Commitment.

          "Company" has the meaning specified in the introductory clause hereto.

          "Company Pledge Agreement" means the Pledge Agreement executed by the Company and delivered to the Administrative Agent on the Original Closing Date, as amended to date and from time to time hereafter.

          "Company Security Agreement" means the Security Agreement executed by the Company and delivered to the Administrative Agent on the Original Closing Date, as amended to date and from time to time hereafter.

          "Compliance Certificate" means a certificate duly completed and executed by a Responsible Officer of the Company, substantially in the form of EXHIBIT A hereto.

          "Consolidated Net Cash Interest Expense" means, as to any Person for any period, gross consolidated cash interest expense payable by such Person during such period (including all commissions, discounts, fees and other charges paid in connection with standby letters of credit and similar instruments) in respect of all Indebtedness (including without limitation Subordinated Debt) for such Person, PLUS (a) the portion of the upfront costs and expenses for Rate Contracts (to the extent not included in gross consolidated interest expense) of such Person fairly allocated to such Rate Contracts as expenses and payable by such Person during such period, PLUS (b) fees payable by such Person pursuant to
Section 2.10 (to the extent not included in gross consolidated interest expense) during such period, PLUS (c) the portion of any payments made by such Person in respect of Capital Leases of such Person allocated to interest expense (to the extent not included in gross consolidated interest expense) during such period, LESS (d) interest income of such Person for such period and Rate Contracts payments received by such Person during such period; LESS (e) in the case of the Company, fees paid by the Company during such period pursuant to Section 2.10(a); all as determined in accordance with GAAP for such Person and its Subsidiaries.

          "Contingent Obligation" means, as to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered, or (iii) in respect of any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iii) of this definition, be marked to market on a current basis.

          "Contractual Obligations" means, as to any Person, any obligation or liability under any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion Date" means any date on which the Company converts a Base Rate Loan to an IBOR Loan, or an IBOR Loan to a Base Rate Loan.

          "Co-Syndication Agent" means each of LaSalle and Fleet, each in its capacity as a co-syndication agent for the Lenders hereunder.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Disbursement Date" has the meaning specified in subsection 2.15(b).

          "Disposition" means (i) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under subsection 7.2(a) or 7.2(b), and (ii) the sale or transfer by the Company or any Subsidiary of the Company of any equity securities issued by any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "Domestic Lending Office" means, with respect to each Lender, the office of that such Lender designated as such in the signature pages hereto or such other office of such Lender as it may from time to time specify to the Company and the Administrative Agent.

          "EBITDA" means, for any period, for any Person, determined for such Person and its Subsidiaries on a consolidated basis and in accordance with GAAP, the sum of (a) the net income (or net loss) for such period, PLUS (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss) PLUS (d) any other non-cash charges; PLUS (e) the effect of financial accounting standard 142 related to goodwill; PROVIDED, HOWEVER, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains; PROVIDED, FURTHER, that EBITDA of the Company and its Subsidiaries for any period shall include pro forma EBITDA, for such period, of the target of any Permitted Acquisition consummated during such period, including any add-backs to EBITDA listed on SCHEDULE 1.1(a) and any other add-backs to EBITDA approved by all Lenders.

          "EBITDAR" means, for any period, for any Person, determined for such Person and its Subsidiaries on a consolidated basis and in accordance with GAAP, EBITDA for such period PLUS all rental payments made by the Company during such period.

          "Eligible Account Receivable" means an Account Receivable which meets the following requirements:

          (a)     it is genuine and in all respects what it purports to be;

          (b) it arises from either (i) the performance of services by a Loan Party, which services have been fully performed and acknowledged and/or accepted by the Account Debtor with respect thereto or (ii) the sale or lease of goods by a Loan Party; and if it arises from the sale or lease of goods, (A) such goods comply in all material respects with such

Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor and the applicable Loan Party does not have knowledge that the Account Debtor has failed to accept delivery of all or a portion of such goods, and (B) a Loan Party has possession of shipping and delivery receipts evidencing such shipment, delivery and acceptance;

          (c) it is evidenced by an invoice rendered to the Account Debtor with respect thereto which (i) is dated not earlier than the date of shipment or performance, and (ii) is not unpaid on the date that is 90 days after the due date of the invoice evidencing the Account Receivable;

          (d) it is not owing by an Account Debtor with respect to which 25% or more of the aggregate Accounts Receivable owing by such Account Debtor to the Loan Parties taken together are not Eligible Accounts Receivable for any reason;

          (e)     it is not subject to any assignment, claim or Lien, other than
(i) a first priority Lien in favor of the Administrative Agent, for the benefit of itself, Issuer and the Lenders and (ii) a Lien permitted under Section 7.1;

          (f) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to a contra, setoff, counterclaim, claim denying liability thereunder, credit or allowance (except any contra, setoff, counterclaim, claim denying liability thereunder, credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Administrative Agent identifying or including such Account Receivable) or material adjustment by the Account Debtor with respect thereto, and such Account Debtor has not offered or attempted to return any of such goods;

          (g) there are no proceedings or actions which are then pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which are reasonably likely to result in any material adverse change in such Account Debtor's ability to pay any Account Receivable in full when due;

          (h) it does not arise out of a contract which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the applicable Loan Party to the Administrative Agent, for the benefit of itself, Issuer, and the Lenders, of the Account Receivable arising with respect thereto;

          (i) the Account Debtor with respect thereto is not an Affiliate of any Loan Party or a director, manager, officer, employee or agent of any Loan Party or an Affiliate of any Loan Party, unless the applicable Loan Party's decision to extend credit to such Account Debtor is determined by the standards such Loan Party employs to extend credit to Account Debtors that are not Affiliates and such Account Receivable has terms no less favorable to the Company than the standard terms of Accounts Receivable owing by Account Debtors that are not Affiliates;

          (j) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States of America, unless the Account Receivable is fully covered by a letter of credit, banker's acceptance or other credit support on terms reasonably satisfactory to the Administrative Agent, and which credit support has been assigned to the Administrative Agent in a manner reasonably satisfactory to the Administrative Agent;

          (k) it is not an Account Receivable arising from a "sale on approval," "sale or return" or "consignment," or subject to any other repurchase or return agreement;

          (l) it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by any Loan Party, any Affiliate of any Loan Party (or by any agent or custodian of any Loan Party or any Affiliate of any Loan Party) for the account of or subject to further and/or future direction from the Account Debtor thereof;

          (m) it is not an Account Receivable which in any way fails to meet or violates any warranty, representation or covenant in any material respect contained in this Agreement relating directly to Accounts Receivable;

          (n)     it arises in the ordinary course of a Loan Party's business;

          (o) if the Account Debtor is the United States of America or any state or local governmental entity, or any department, agency or instrumentality thereof, the applicable Loan Party has assigned its rights to payment of such Account Receivable to the Administrative Agent, for the benefit of itself, Issuer and the Lenders, pursuant to the Assignment of Claims Act of 1940, as amended, or pursuant to any similar state or local law, regulation or requirement;

          (p) it is not owing by any single Account Debtor whose aggregate obligations to the Loan Parties with respect to Accounts Receivable already exceed 20% of all Accounts Receivable of the Loan Parties in the aggregate; and

          (q) the Account Receivable is not evidenced by chattel paper or an instrument.

          "Eligible Inventory" means Inventory which meets the following requirements:

          (a) it is owned by a Loan Party and is not subject to any prior assignment, claim or Lien, other than (i) a first priority Lien in favor of the Administrative Agent, for the benefit of itself, Issuer and the Lenders and (ii) a Lien permitted under Section 7.1;

          (b)     it is in saleable condition and held for sale;

          (c) except as provided in clause (d) below or as the Administrative Agent may otherwise consent, it is in the possession and control of a Loan Party or its agents;

          (d) if it is in the possession or control of a bailee, warehouseman, processor, consignee or other Person other than a Loan Party, the Administrative Agent is in possession of such agreements, instruments and documents as the Administrative Agent may reasonably require (each in form and content reasonably acceptable to the Administrative Agent and duly executed, as appropriate, by the bailee, warehouseman, processor, consignee or other Person in possession or control of such Inventory, as applicable), and if the Administrative Agent so requests warehouse receipts in the Administrative Agent's name, for the benefit of itself, Issuer and the Lenders, covering such Inventory;

          (e) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. Section 215 or any successor statute or section;

          (f) it is not (i) packaging or shipping materials, (ii) goods used in connection with maintenance or repair of a Loan Party's properties or assets or (iii) general supplies;

          (g) it is not Inventory which in any way fails to meet or violates any warranty, representation or covenant in any material respect contained in this Agreement relating directly to Inventory;

          (h) the Administrative Agent has not determined in its reasonable discretion that it is unacceptable due to age, type, category, quality and/or quantity based on the criteria set forth on EXHIBIT A attached hereto; and

          (i) it is not Inventory the use of which by the applicable Loan Party or the manufacture or sale thereof by the applicable Loan Party, is subject to any licensing, patent, royalty, trademark, tradename or copyright agreement of any other Person which would materially adversely affect the ability of the Administrative Agent to sell or otherwise dispose of such Inventory during the continuance of any Event of Default.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company or any of its Subsidiaries.

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

          "Environmental Permits" has the meaning specified in subsection
5.12(b).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

          "ERISA Affiliate" means any corporation, partnership, or other trade or business (whether or not incorporated) that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA, or a member of the same affiliated service group within the meaning of Section 414(m) of the Code.

          "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities" under Regulation D of the Federal Reserve Board) having a term comparable to such Interest Period.

          "Event of Default" means any of the events or circumstances specified in Section 8.1.

          "Event of Loss" means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

          "Existing Letters of Credit" has the meaning specified in subsection 2.3(g).

          "Federal Funds Rate" means, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day (or, if such day is not a Business Day, for the Business Day preceding such day) opposite the caption "Federal Funds (Effective)". If on any day upon which the Federal Funds Rate is to be determined the rate for such day (or, if such day is not a Business Day, for the Business Day preceding such day) is not yet published in H.15(519), the rate for such day, for purposes of such determination, will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day (or, if such day is not a Business Day, for the Business Day preceding such day) under the caption "Federal Funds Effective Rate." If on any day upon which the Federal Funds Rate is to be determined the rate for such day (or, if such day is not a Business Day, for the Business Day preceding such day) is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day, for purposes of such determination, will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day (or, if such day is not a Business Day, on the Business Day preceding such day) by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

          "Fee Letter" has the meaning specified in subsection 2.10(a).

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) EBITDAR for the Company for such period TO (b) Fixed Charges for such period.

          "Fixed Charges" means, with respect to any fiscal period of the Company on a consolidated basis, without duplication, Consolidated Net Cash Interest Expense of the Company during such period, Maintenance Capital Expenditures of the Company during such period, scheduled principal payments of Indebtedness of the Company (excluding mandatory prepayments of the Loans pursuant to Section 2.7) during such period, rent payments made by the Company during such period, and federal, state, local and foreign income taxes of the Company during such period, excluding deferred taxes; provided, that for purposes of determining Fixed Charges for each of the 12 month periods ending September 30, 2002 and December 31, 2002, the aggregate amount of scheduled principal payments of Indebtedness in respect of the Loans under the Original Credit Agreement shall be deemed to be $5,000,000.

          "Fleet" means Fleet National Bank, a national banking association.

          "Form W-8BEN" has the meaning specified in subsection 3.1(f).

          "Form W-8ECI" has the meaning specified in subsection 3.1(f).

          "Funded Debt" means, at any time, for any Person, determined for such Person and its Subsidiaries on a consolidated basis and in accordance with GAAP, the sum of the following, without duplication: (i) Indebtedness for borrowed money, (ii) Capital

Lease Obligations and (iii) purchase money Indebtedness; but shall specifically exclude unsecured guaranties acceptable to the Administrative Agent.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          "General Intangible" has the meaning specified in the Company Security Agreement.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, Surety Instrument or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case (a), (b), (c) or (d), including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

          "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "IBOR" means, for each Interest Period in respect of IBOR Loans comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

          IBOR       =               Non-Adjusted IBOR
                                  -----------------------
                             1.00 - Eurodollar Reserve Percentage

          The IBOR shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          "IBOR Loan" means a Loan that bears interest based on the IBOR.

          "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Rate Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          "Indemnified Liabilities" has the meaning specified in subsection 10.5(a).

          "Indemnified Person" has the meaning specified in subsection 10.5(a).

          "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means, with respect to any IBOR Loan, the last day of each Interest Period applicable to such Loan and, with respect to any Base Rate Loan, the last Business Day of each calendar quarter.

          "Interest Period" means, with respect to any IBOR Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which a Loan is converted to an IBOR Loan and ending on the date one, two or three months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

     PROVIDED, that:

          (i) if any Interest Period pertaining to an IBOR Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of an IBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period pertaining to an IBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (iii) no Interest Period for any Term Loan shall extend beyond the Term Loan Maturity Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

          (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loan unless the aggregate principal amount of the Term Loan represented by Base Rate Loans, or by IBOR Loans having Interest Periods that will expire on or before such date, is equal to or in excess of the amount of such principal payment.

          "Inventory" means any and all "inventory" (as defined in the UCC) now owned or hereafter acquired by each Loan Party, wherever located, including without limitation finished goods, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof, and goods which are returned to or repossessed by any Loan Party.

          "Issuer" means BOA in its capacity as issuer of the Letters of Credit (or any other Person to whom BOA may assign its obligations pursuant to subsection 10.8(g)).

          "Joint Venture" means a single-purpose corporation, partnership, joint venture or other legal arrangement (whether created pursuant to contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "LaSalle" means LaSalle Bank National Association, a national banking association.

          "LC Amount" means at any time the aggregate undrawn face amount of all Letters of Credit.

          "Lender" has the meaning specified in the introductory clause hereto.

          "Lending Office" means, with respect to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, opposite its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Company and the Administrative Agent.

          "Letters of Credit" means letters of credit issued by Issuer for the account of the Company.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation or any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

          "Loan" means an extension of credit by a Lender to the Company pursuant to Article II, and may be a Base Rate Loan or an IBOR Loan.

          "Loan Documents" means this Agreement, the Notes, the Collateral Documents and all documents delivered to the Administrative Agent in connection therewith and all Rate Contracts between the Company and any Lender.

          "Loan Party" means the Company and each Subsidiary of the Company.

          "Loan Party Guaranty" means the Guaranty executed by each then-existing Subsidiary of the Company and delivered to the Administrative Agent on the Original Closing Date, and each Guaranty subsequently executed by a Subsidiary of the Company and delivered to the Administrative Agent, as each has been amended to date and is amended from time to time hereafter.

          "Loan Party Security Agreement" means the Security Agreement executed by each then-existing Subsidiary of the Company and delivered to the Administrative

Agent on the Original Closing Date, and each Security Agreement subsequently executed by a Subsidiary of the Company and delivered to the Administrative Agent, as each has been amended to date and is amended from time to time hereafter.

          "Maintenance Capital Expenditures" means, with respect to any Person, any Capital Expenditures that are made either to (a) replace or repair an existing capital asset or (b) extend the useful life of an existing capital asset.

          "Majority Lenders" means at any time the Lenders then holding 75% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, the Lenders then having 75% of the Revolving Commitments.

          "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

          "Material Acquisition" means an Acquisition with respect to which the Total Consideration payable exceeds $5,000,000.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company, or the other Loan Parties taken as a whole, to perform under the Loan Documents; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to any Lender or to the Administrative Agent, for the benefit of the Agents and the Lenders.

          "Material Loan Party" means, at any time, any Loan Party (i) the gross revenues of which for the fiscal year most recently ended are 15% or more of the consolidated gross revenues of the Company and its Subsidiaries for such fiscal year or (ii) the aggregate book value of the assets of which at such time are 15% or more of the aggregate book value of the consolidated assets of the Company and its Subsidiaries at such time, all as determined in accordance with GAAP.

          "Multiemployer Plan" means a "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA, that is maintained for the employees of the Company or any ERISA Affiliate.

          "Net Proceeds" means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, net of: (a) the direct costs relating to such Disposition excluding amounts payable to any Affiliate of the Person making the Disposition, (b) taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the assets which are the subject of such Disposition but only if such Lien is permitted under the Loan Documents. "Net Proceeds" shall also include proceeds paid on account of any

Event of Loss, net of: (i) all money actually, and permitted under the Loan Documents to be, applied to repair, replace, restore or substitute for the damaged Property, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, (iii) taxes paid or payable as a result thereof, and (iv) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments but only if such superior rights are permitted under the Loan Documents.

          "Net Worth" means shareholders' equity of the Company as determined in accordance with GAAP.

          "Non-Adjusted IBOR" means the rate of interest per annum determined by the Administrative Agent to be the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) notified to the Administrative Agent by the Reference Bank as the rate of interest at which Dollar deposits in the approximate amount of the principal amount of the Loan to be made or continued as, or converted into, an IBOR Loan by the Reference Bank and having a maturity comparable to the Interest Period for such IBOR Loan would be offered to major banks in the offshore dollar interbank market at their request at or about 11:00 a.m. (New York City time) on the second Business Day prior to the commencement of such Interest Period.

          "Note" means a Revolving Note or a Term Note; and "NOTES" means the Revolving Notes and the Term Note.

          "Notice of Borrowing" means a notice given by the Company to the Administrative Agent pursuant to Section 2.3, in substantially the form of EXHIBIT B.

          "Notice of Conversion/Continuation" means a notice given by the Company to the Administrative Agent pursuant to Section 2.4, in substantially the form of EXHIBIT C.

          "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

          "Obligations" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Company to any Lender, any Agent, the Issuer, or any other Person required to be indemnified, that arises under any Loan Document or in connection with any interest rate cap, collar, swap or other agreement or arrangement designed to protect such Person against fluctuations in interest rates, in each case, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, reimbursement obligations with respect to Letters of Credit, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

          "Offshore Lending Office" means with respect to each Lender, the office of such Lender designated as such in the signature pages hereto or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

          "Operating Lease" means, as applied to any Person, any lease of Property which is not a Capital Lease.

          "Ordinary Course of Business" means, in respect of any transaction involving the Company or any other Loan Party, the ordinary course of such Person's business, as conducted by any such Person not inconsistent with past practice and undertaken by such Person in good faith.

          "Organization Documents" means (i) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors of such corporation, (ii) for any partnership, the certificate of partnership, the partnership agreement and all applicable resolutions of the board of directors of such partnership's general partner and (iii) for any limited liability company, the limited liability company certificate or certificate of formation, the operating or similar agreement and all applicable resolutions of the board of directors of such limited liability company's managing member(s).

          "Original Credit Agreement" has the meaning specified in the Recitals hereto.

          "Other Taxes" has the meaning specified in subsection 3.1(b).

          "Overadvance" has the meaning specified in subsection 2.8(b).

          "Participant" has the meaning specified in subsection 10.8(d).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means a "pension plan," as such term is defined in
Section 3(2) of ERISA, that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Company or any ERISA Affiliate may have any liability, including any liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

          "Permitted Acquisition" means an Acquisition that satisfies each of the following conditions:

          (i) the assets so acquired are employed, or, if such Acquisition is structured as a purchase of Securities, the Person so acquired presently conducts its business, in the same industry or a related industry, and in the same or related lines of business now conducted by the Company and its Subsidiaries;

          (ii) the Administrative Agent and each Lender shall have received written notice of such Acquisition and the basic terms thereof (a) in the case of a Material Acquisition, at least 10 Business Days' prior to the consummation thereof and (b) in the case of any other Acquisition, no later than the last day of the month after the month in which such Acquisition was consummated;

          (iii) at the time of such Acquisition, no Default or Event of Default exists, or would be caused by the consummation thereof;

          (iv) after giving effect to such Acquisition, the Company would be in compliance, on a pro forma basis, with the covenants set forth in Sections 7.13, 7.14, 7.15 and 7.16 of this Agreement, recomputed for the most recently ended period of 4 fiscal quarters;

          (v) the assets so acquired are located in the United States or Canada or, if such acquisition is structured as a purchase of Securities, the Person so acquired is organized under the laws of a state in the United States or a province of Canada and the assets owned by such Person are located in the United States or Canada;

          (vi) such Acquisition shall have been approved by the board of directors of the Person whose Properties or Securities are to be acquired;

          (vii) to the extent required by Section 6.13, the Administrative Agent shall have received such duly executed and delivered (a) agreements, instruments and documents as the Administrative Agent shall reasonably request in order to create in favor of the Administrative Agent, for the benefit of the Agents and the Lenders, a Lien, subject only to Permitted Liens, on the Property so acquired (including any Securities) and the Securities of any Person created to facilitate such Acquisition, in order to secure the Obligations and (b) a guaranty of the Obligations executed by the Person so acquired or so created; PROVIDED, that in the case of any Acquisition other than a Material Acquisition, such items shall be delivered to the Administrative Agent no later than the last day of the month after the month in which such Acquisition was consummated;

          (viii) if Total Cash Consideration payable in connection with such Acquisition exceeds $3,000,000, the Company shall have provided the Administrative Agent and the Lenders with pro forma Acquisition closing date financial statements for the Person who is to be acquired or whose Property is to be acquired in such Acquisition, based on the most recent monthly financial statements for such Person, which pro forma financial statements will detail any adjustments related to such Acquisition and include a computation of EBITDA for such Person for use in deriving pro forma EBITDA for the Company and its Subsidiaries for the next applicable testing date, including all add-backs that the Company proposes to use in order to so derive pro-forma EBITDA;

          (ix) if either (a) Total Cash Consideration payable in connection with such Acquisition exceeds $5,000,000 or (b) the aggregate Total Cash Consideration paid in connection with all Permitted Acquisitions consummated after the Closing Date plus the Total Cash Consideration payable in connection with the proposed Acquisition exceeds $15,000,000, the Majority Lenders shall have consented in writing to such Acquisition;

          (x) if so requested by the Administrative Agent or the Majority Lenders, the Administrative Agent and the Lenders shall have received, at the same time as the notice required pursuant to clause (ii) above (or, in the case of a Material Acquisition, if not available at such time, as soon afterward as is reasonably practicable), copies of the agreements, instruments and documents evidencing such Acquisition;

          (xi) if so requested by the Administrative Agent or the Majority Lenders, the Administrative Agent and the Lenders shall have received, at the same time as the notice required pursuant to clause (ii) above (or, in the case of a Material Acquisition, if not available at such time, as soon afterward as is reasonably practicable), unless otherwise agreed by the Majority Lenders, such business and legal due diligence related to such Acquisition as the Administrative Agent or the Majority Lenders shall have reasonably requested, including without limitation any environmental audits and reports as the Company shall have obtained in connection therewith; and

          (xii) in the case of each Material Acquisition, the Administrative Agent shall have received a certificate from a Responsible Officer of the Company, certifying to (a) the satisfaction of the conditions contained in clauses (i) - (viii) above and (b) certifying to the amount of the applicable Total Cash Consideration and Total Consideration and, in each case, showing all applicable computations.

          "Permitted Liens" has the meaning specified in Section 7.1.

          "Person" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Pledged Collateral" has the meaning specified in the Company Pledge Agreement.

          "Pricing Change Certificate" means a certificate duly completed and executed by a Responsible Officer of the Company, substantially in the form of EXHIBIT D hereto.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          "Rate Contracts" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code), commodity options, equity or equity index swaps or options, bond options or swaptions, and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

          "Reference Bank" means BOA; references to the Reference Bank shall be deemed to refer to BOA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BOA).

          "Reportable Event" has the meaning given to such term in ERISA.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer, the president or the chief financial officer of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

          "Revolving Commitment", with respect to each Lender, has the meaning specified in Section 2.1(b).

          "Revolving Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Revolving Commitment divided by the Aggregate Revolving Commitment.

          "Revolving Loan" has the meaning specified in Section 2.1.

          "Revolving Loan Availability" means the lesser of (a) the sum of the Revolving Commitments of each Lender and (b) the Borrowing Base (as calculated pursuant to the most recent Borrowing Base Certificate delivered pursuant to this Agreement).

          "Revolving Note" means a promissory note of the Company payable to the order of a Lender, in substantially the form of EXHIBIT E, evidencing the aggregate indebtedness of the Company to such Lender resulting from Revolving Loans made by such Lender.

          "Revolving Termination Date" has the meaning specified in Section 2.8(b).

          "SEC" means the Securities and Exchange Commission, or any entity succeeding to any of its principal functions.

          "Securities" means "Securities" as such term is used in Section 2(l) of the Securities Act of 1933, as amended.

          "Senior Funded Debt" means, at any time, for any Person, determined for such Person and its Subsidiaries on a consolidated basis and in accordance with GAAP, all Funded Debt other than Subordinated Debt.

          "Senior Funded Debt to EBITDA Ratio" means, as of any date, the ratio of (a) Senior Funded Debt as of such date to (b) EBITDA for the 12 month period ended on such date, all determined for the Company and its Subsidiaries on a consolidated basis and in accordance with GAAP.

          "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of any applicable state fraudulent transfer law; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Subordinated Debt" means, collectively, that portion of any liabilities, obligations or Indebtedness of the Company or any of its Subsidiaries that contains terms satisfactory to the Majority Lenders and is subordinated, either (a) on the terms contained in EXHIBIT I or (b) in a manner satisfactory to the Majority Lenders, as to right and time of payments of principal and interest thereon, to all of the Obligations. Subordinated Debt includes purchase money Indebtedness, Capital Lease Obligations and Indebtedness incurred to acquire real estate that is secured by such real estate, in each case so long as such Indebtedness satisfies clause (a) or (b) hereof.

          "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "Substantial Loan Party" means, at any time, any Loan Party (i) the gross revenues of which for the fiscal year most recently ended are 5% or more of the consolidated gross revenues of the Company and its Subsidiaries for such fiscal year or (ii) the aggregate book value of the assets of which at such time are 5% or more of the aggregate book value of the consolidated assets of the Company and its Subsidiaries at such time, all as determined in accordance with GAAP.

          "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Taxes" has the meaning specified in subsection 3.1(a).

          "Term Commitment" with respect to each Lender, has the meaning specified in Section 2.1(a).

          "Term Loan" has the meaning specified in Section 2.1(a).

          "Term Maturity Date" means June 30, 2005.

          "Term Note" means a promissory note of the Company payable to the order of a Lender, in substantially the form of EXHIBIT F, evidencing the aggregate indebtedness of the Company to such Lender resulting from the portion of the Term Loan made by such Lender.

          "Total Cash Consideration" means total consideration paid or to be paid in cash or property (other than Securities of the Company) with respect to any Acquisition, including any deferred cash payments of any portion of the purchase price thereof.

          "Total Consideration" means total consideration paid with respect to any Acquisition, including without limitation: (i) Total Cash Consideration,
(ii) all payments made in Securities, (iii) all amounts paid or to be paid pursuant to non-competition agreements and consulting agreements, (iv) the amount of Indebtedness assumed (and in the case of an Acquisition of Securities, the amount of Indebtedness of the Person to be acquired), (v) the amount of seller Subordinated Debt incurred in connection with such Acquisition and (vi) the amount of all transaction fees payable by any Loan Party.

          "Total Funded Debt to EBITDA Ratio" means, as of any date, the ratio of (a) Funded Debt as of such date TO (b) EBITDA for the 12-month period ended on such date, all determined for the Company and its Subsidiaries on a consolidated basis and in accordance with GAAP.

          "Transferee" has the meaning specified in subsection 10.8(e).

          "UCC" means the Uniform Commercial Code as in effect in the State of Illinois.

          "United States" and "U.S." each means the United States of America.

          "Wholly-Owned Subsidiary" means any Person in which (other than directors' qualifying shares required by law) 100% of the capital stock or other ownership interests of each class having ordinary voting power, and 100% of the capital stock or other ownership interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

          1.2.    OTHER INTERPRETIVE PROVISIONS.

          (a)     DEFINED TERMS.

          Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

          (b)     THE AGREEMENT.

          The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

          (c)     CERTAIN COMMON TERMS.

                  (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" means "including without limitation" and the parties hereto agree that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by an enumeration of specific matters, to matters similar to the matters specifically mentioned.

                  (iii) References to the "knowledge of", "best knowledge of", or similar terms with respect to the Company shall mean the actual knowledge of a Responsible Officer of the Company.

          (d)     PERFORMANCE; TIME.

          Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall, unless otherwise specified herein, be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

          (e)     CONTRACTS.

          Unless otherwise expressly provided herein, references to agreements and other contractual instruments (including the Loan Documents) shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

          (f)     LAWS.

          References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (g)     CAPTIONS.

          The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (h)     INDEPENDENCE OF PROVISIONS.

          The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

          (i)     INTERPRETATION.

          This Agreement is the result of negotiations among and has been reviewed by counsel to the Administrative Agent, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or the Lenders' involvement in the preparation of such documents and agreements.

          1.3.    ACCOUNTING PRINCIPLES.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 5.11 hereafter occur as a result of the promulgation of rules, regulations, pronouncements, or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and result in a change in the method of calculation of financial covenants, standards, or terms found in this Agreement, upon the request of the Companies or the Majority Lenders, the Company, the Administrative Agent and the Majority Lenders agree to enter into negotiations to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the Company's financial condition shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that until the parties hereto have reached a definitive agreement on such amendments, the Company's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in Section 5.11 prior to such change in accounting principles.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II
                                   THE CREDITS

          2.1.    AMOUNTS AND TERMS OF COMMITMENTS.

          (a)     THE TERM COMMITMENTS.

          Each Lender agrees, on the terms and conditions hereinafter set forth, that a portion of the Closing Date Outstandings under the Original Credit Agreement in the aggregate amount of $20,000,000 shall, on the Closing Date, be converted into a single term loan to the Company (the "Term Loan"). Each Lender severally agrees that its portion of the Term Loan shall be equal to the amount set forth opposite such Lender's name in SCHEDULE 2.1(a) under the heading "Term Commitment" (such amount, as the same may be reduced as a result of one or more assignments pursuant to Section 10.8, such Lender's "Term Commitment"). Amounts deemed to be a portion of the Term Loan and which are repaid or prepaid by the Company may not be reborrowed. Conversion of a Base Rate Loan to an IBOR Loan, or an IBOR Loan to a Base Rate Loan, or the continuation of an IBOR Loan to another IBOR Loan, shall not be deemed to be a repayment or prepayment for purposes of the preceding sentence.

          (b)     THE REVOLVING COMMITMENTS.

          Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Company (each such Loan, a "Revolving Loan") and to participate (pursuant to Section 2.15) in the Letters of Credit issued by the Issuer, from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name in
SCHEDULE 2.1(b) under the heading "Revolving Commitment" (such amount, as the same (a) may be reduced from time to time (in accordance with such Lender's Revolving Commitment Percentage) pursuant to Section 2.5 or (b) may be reduced from time to time, as a result of one or more assignments pursuant to Section 10.8, is hereafter referred to as such Lender's "Revolving Commitment"); PROVIDED, HOWEVER, that, after giving effect to any Borrowing of Revolving Loans or issuance of any Letters of Credit, the sum of the aggregate principal amount of all outstanding Revolving Loans and the LC Amount shall not exceed the Revolving Loan Availability at such time. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.1(b), prepay pursuant to Section 2.6 and reborrow pursuant to this subsection 2.1(b). No Lender shall be obligated to make available its Revolving Commitment Percentage of any Revolving Loans during the existence of any Event of Default or a Default.

          2.2.    NOTES.

          (a) The portion of the Term Loan made by each Lender shall be evidenced by a Term Note payable to the order of that Lender in an amount equal to its Term Commitment.

          (b) The Revolving Loans made by each Lender shall be evidenced by a Revolving Note payable to the order of that Lender in an amount equal to its Revolving Commitment.

          (c) The Loans made by each Lender shall be evidenced by one or more loan accounts maintained by the Administrative Agent and such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder (and under any Note) to pay any amount owing with respect to the Loans. In the event of a conflict between the amount in the loan account maintained by a Lender and the amount in the loan account maintained by the Administrative Agent, the amount in the loan account maintained by the Administrative Agent shall govern.

          2.3.    PROCEDURE FOR BORROWING AND ISSUANCE OF LETTERS OF CREDIT.

          (a) Each Borrowing of Revolving Loans and request for the issuance of a Letter of Credit shall be made upon the Company's irrevocable written notice (except in the case of requests for Base Rate Loans, which may be by telephonic request promptly followed by written notice) delivered to the Administrative Agent in accordance with Section 10.2 in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m. (Chicago time)) (i) two Business Days prior to the requested Borrowing date, in the case of IBOR Loans; (ii) on the requested Borrowing date, in the case of Base Rate Loans; and (iii) three Business Days prior to the requested issuance date, in the case of Letters of Credit, specifying:

                  (A)    the amount of the Borrowing, which
          (except for a Borrowing deemed requested under clause (ii) of the proviso below) shall be in an aggregate minimum principal amount of One Million Dollars ($1,000,000) or any multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof, or the amount of the Letter of Credit (which shall be in a minimum amount of One Hundred Thousand Dollars ($100,000)), as applicable;

                  (B) the requested Borrowing date or issuance date, as applicable, which shall be a Business Day;

                  (C) whether the Borrowing is to be comprised of IBOR Loans or Base Rate Loans; and

                  (D) with respect to IBOR Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of IBOR Loans, such Interest Period shall be three months.

PROVIDED, HOWEVER, that (i) with respect to the Borrowing to be made on the Closing Date, if any, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 11:00 a.m. (Chicago time) on the Closing Date and such Borrowing will consist of Base Rate Loans only; and (ii) in the event the Lenders reimburse the Issuer pursuant to subsection 2.15(b), the Company shall be deemed to have timely requested a Borrowing of Revolving Loans comprised of Base Rate Loans in the amount of such reimbursement.

          (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Lender thereof and of the amount of such Lender's Commitment Percentage of such Borrowing of Revolving Loans or participation in Letters of Credit.

          (c) Each Lender will make the amount of its Commitment Percentage of the Borrowing of Revolving Loans available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 1:00 p.m. (Chicago time) on the

Borrowing date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent, at the option of the Company, either
(i) at the Administrative Agent's office by crediting the operating account of the Company on the books of BOA, or (ii) by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company, in each case with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (d) During the existence of a Default or an Event of Default, the Company may not elect to have a Loan be made as, or converted into or continued as, an IBOR Loan.

          (e) After giving effect to any Borrowing, there shall not be more than eight different Interest Periods in effect.

          (f) Each Letter of Credit shall be in form and substance acceptable to the Administrative Agent and the Issuer and shall by its terms be stated to expire on a date no later than the earlier of (i) the Revolving Termination Date and (ii) one year from the date of issuance. Each Notice of Borrowing requesting the issuance of a Letter of Credit shall be accompanied by a letter of credit application, in form and substance reasonably acceptable to the Administrative Agent and the Issuer, duly executed by a Responsible Officer. The aggregate undrawn face amount of all Letters of Credit outstanding at any time shall not exceed Five Million Dollars ($5,000,000).

          (g) Prior to the Closing Date, BOA issued the letters of credit listed on SCHEDULE 2.3 (the "Existing Letters of Credit"). Each Agent, each Lender and the Company hereby agree that each Existing Letter of Credit shall be deemed to be a Letter of Credit issued by Issuer under this Agreement on the Closing Date for the account of the Company.

          2.4.    CONVERSION AND CONTINUATION ELECTIONS.

          (a) The Company may upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

                  (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than One Million Dollars ($1,000,000), or that is in an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof) into IBOR Loans; or

                  (ii) elect to convert on the last day of the applicable Interest Period any IBOR Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than One Million Dollars ($1,000,000), or that is in an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof) into Base Rate Loans; or

                  (iii) elect to continue on the last day of the applicable Interest Period any IBOR Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than One Million Dollars ($1,000,000), or that is in an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof);

PROVIDED, that if the aggregate amount of IBOR Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than One Million Dollars ($1,000,000), such IBOR Loans shall automatically convert (on the last day of the applicable Interest Period) into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, IBOR Loans, as the case may be, shall terminate.

          (b) The Company shall deliver a Notice of Conversion/Continuation in accordance with Section 10.2 to be received by the Administrative Agent not later than 11:00 a.m. (Chicago time) at least (i) two Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as IBOR Loans; and (ii) on the Conversion Date, if the Loans are to be converted into Base Rate Loans; specifying:

                  (A)    the proposed Conversion Date or continuation date;

                  (B) the aggregate amount of Loans to be converted or continued;

                  (C)    the nature of the proposed conversion or continuation;
          and

                  (D) in the case of Loans to be continued as or converted into IBOR Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to IBOR Loans, the Company has failed to timely select a new Interest Period to be applicable to such IBOR Loans, as the case may be, or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert such IBOR Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender thereof, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans, with respect to which the notice was given, held by each Lender.

          (e) During the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an IBOR Loan.

          (f) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than eight different Interest Periods in effect.

          2.5.    VOLUNTARY TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS.

          The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Aggregate Revolving Commitment or permanently reduce the Aggregate Revolving Commitment (pro rata based on the Lenders' respective Revolving Commitment Percentages) by an aggregate minimum amount of One Million Five Hundred Thousand Dollars ($1,500,000) or any multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof; PROVIDED, that
(i) until repayment in full of the Term Loan, the Aggregate Revolving Commitment may not be reduced below $25,000,000 or terminated; (ii) no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the sum of the then outstanding principal amount of the Revolving Loans and the LC Amount would exceed the Aggregate Revolving Commitment then in effect; and (iii) that once reduced in accordance with this Section 2.5, the Aggregate Revolving Commitment may not be increased. Any reduction of the Aggregate Revolving Commitment shall be applied to each Lender's Revolving Commitment in accordance with such Lender's Revolving Commitment Percentage. All accrued non-use fees to, but not including the effective date of any reduction or termination of the Aggregate Revolving Commitment, shall be paid on the effective date of such reduction or termination.

          2.6.    OPTIONAL PREPAYMENTS.

          Subject to Section 3.4, the Company may, at any time or from time to time, upon at least two Business Days' notice in the case of IBOR Loans, or upon same day notice in the case of Base Rate Loans, to the Administrative Agent, ratably, in accordance with each Lender's Commitment Percentage, prepay Loans in whole or in part, (a) in the case of Revolving Loans which are IBOR Loans, in minimum amounts of Five Hundred Thousand Dollars ($500,000) or any multiple of One Hundred Thousand Dollars ($100,000) in excess thereof, (b) in the case of Revolving Loans which are Base Rate Loans, in any amount and (c) in the case of Term Loans, in minimum amounts of Five Hundred Thousand Dollars ($500,000) or any multiple of One Hundred Thousand Dollars ($100,000) in excess thereof. Each notice of prepayment shall specify the date and amount of such prepayment, whether such prepayment is of the Term Loan or the Revolving Loans and whether such prepayment is of Base Rate Loans or IBOR Loans, or any combination thereof and if such prepayment includes a prepayment of IBOR Loans, the Interest Periods of the Loans to be prepaid. Such notice shall not thereafter be revocable by the Company and the Administrative Agent will promptly notify each Lender thereof and of such Lender's Commitment Percentage of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4. Any prepayments by the Company pursuant to this Section 2.6 shall be applied to the Revolving Loans or the Term Loan as specified in the Company's notice of prepayment; PROVIDED, that if applied to the Term Loan, such prepayments shall be applied against the remaining installments of the Term Loan in the order of their maturities. If the Company shall have failed to specify in its notice of prepayment the Loans to which such prepayment is to be applied, any prepayments by the Company pursuant to this Section 2.6 shall be applied first to Revolving Loans and then to the Term Loan and within each category, first to any Base Rate Loans then outstanding and then to IBOR Loans with the shortest Interest Periods remaining. Amounts applied to the Revolving Loans pursuant to this Section 2.6 shall not permanently reduce or terminate the Revolving Commitments or the Aggregate Revolving Commitment, unless otherwise specified by the Company in its notice of prepayment and only if such reduction or termination is permitted under Section 2.5.

          2.7.    MANDATORY PREPAYMENTS OF LOANS FOR ASSET DISPOSITIONS.

          Except as otherwise provided in Section 6.6, if the Company or any of its Subsidiaries shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss, then (i) the Company shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated gross proceeds thereof and Net Proceeds thereof to be received by the Company or its Subsidiary in respect thereof) in excess of $250,000 or at any time that an Event of Default is in existence, and (ii) subject to Sections 6.6 and 7.2, deliver the Net Proceeds of each Disposition or Event of Loss to the Administrative Agent to be applied to the Obligations in the manner provided in this Section 2.7. Except as otherwise provided in Section 6.6, to the extent that the Property subject to the applicable Disposition or Event of Loss consists of Accounts Receivable or Inventory, the applicable prepayment shall be applied to reduce the outstanding principal balance of the Revolving Loans, but shall not permanently reduce the Aggregate Revolving Commitment. Except as otherwise provided in Section 6.6, to the extent that the Property subject to the applicable Disposition or Event of Loss consists of machinery or equipment, real Property or other Property other than Accounts Receivable or Inventory, so long as no Default or Event of Default has occurred and is continuing, proceeds of Dispositions thereof shall, at the request of the Company, be remitted to the Company to replace the subject Property with an economical unit of substantially similar character and value as the subject Property within 180 days after its Disposition; provided, that if the Company does not make such request at the time of such Disposition or if such proceeds are not so used, the applicable amount shall be applied first against the remaining installments of the Term Loan on a pro rata basis, and then, to reduce the outstanding principal balance of the Revolving Loans (but shall not permanently reduce the Aggregate Revolving Commitment). Notwithstanding the foregoing, during the existence of a Event of Default, all such amounts shall be applied to the Obligations in such order and manner as all of the Lenders shall elect.

          2.8.    REPAYMENT.

          (a)     THE TERM LOAN.

          Unless the Term Loan has been accelerated pursuant to subsection 8.2(a), the Company shall repay the Term Loan on each date set forth below in the amount set forth below opposite such date:

                            Date                        Amount
                            ----                        ------
                      December 31, 2002              $ 1,250,000
                      March 31, 2003                 $ 1,250,000
                      June 30, 2003                  $ 1,250,000
                      September 30, 2003             $ 1,750,000
                      December 31, 2003              $ 1,750,000
                      March 31, 2004                 $ 1,750,000
                      June 30, 2004                  $ 1,750,000
                      September 30, 2004             $ 2,000,000
                      December 31, 2004              $ 2,000,000
                      March 31, 2005                 $ 2,625,000
                      June 30, 2005                  $ 2,625,000

          (b)     THE REVOLVING LOANS.

          The Revolving Commitments hereunder shall terminate on the earlier to occur of (i) the date on which the Revolving Commitments are terminated pursuant to subsection 8.2(a), (ii) such date as is deferred by the Company pursuant to
Section 2.5, and (iii) June 30, 2005. The date of termination of the Revolving Commitments as provided in the immediately preceding sentence is referred to herein as the "Revolving Termination Date." On the Revolving Termination Date, the Company shall repay to the Agents and the Lenders in full the aggregate principal amount of the Revolving Loans and reimbursement obligations with respect to Letters of Credit then outstanding. In the event any Letters of Credit are outstanding on the Revolving Termination Date, the Company shall provide to the Administrative Agent cash Collateral in the amount of such Letters of Credit to secure the Company's reimbursement obligations with respect to such Letters of Credit, together with reasonably anticipated related fees, costs and expenses, which cash Collateral shall be maintained in a Collateral Account.

          If at any time hereafter the sum of the aggregate principal amount of all outstanding Revolving Loans and the LC Amount exceeds the Revolving Loan Availability (an "Overadvance"), the Company shall immediately pay such excess to Administrative Agent for the account of Lenders; provided, that notwithstanding the foregoing, if an Overadvance is caused by the occurrence of an Event of Loss, the Company shall not be required to pay the amount of such excess to Administrative Agent as provided herein until the earlier of (A) forty-five (45) days after the occurrence of such Event of Loss and (B) the receipt by the Company of insurance, condemnation or other proceeds of such Event of Loss.

          2.9.    INTEREST.

          (a) Subject to subsection 2.9(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made to the date such Loan is repaid (i) for each day during which such Loan is an IBOR Loan, at IBOR for the applicable Interest Period for such Loan for such day, and (ii) for each day during which such Loan is a Base Rate

Loan, at the Alternate Base Rate for such day; PLUS, in each case, the Applicable Margin then in effect.

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date with respect to such Loan. Interest on each Loan shall also be paid on the date of payment (including prepayment) in full thereof and interest on IBOR Loans only shall also be paid on the date of any prepayment of such IBOR Loans pursuant to Sections 2.6 and 2.7 for the portion of the IBOR Loans so prepaid. During the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Lenders.

          (c) While any Event of Default exists or after acceleration, the Company shall pay interest on the principal amount of (i) all outstanding Loans, at a rate per annum which is determined by adding 200 basis points to the interest rate otherwise applicable to such Loans and (ii) all reimbursement obligations of the Company under subsection 2.15(b) due and unpaid, at the rate per annum which is determined by adding 200 basis points to the interest rate otherwise applicable to Revolving Loans comprised of Base Rate Loans.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

          2.10    FEES.

          (a)     FEE LETTERS.

          The Company shall pay to the Administrative Agent for the accounts of the Agents as set forth therein certain fees in the amounts and at the times set forth in a certain letter agreement between the Company and the Agents of even date herewith (the "Fee Letter").

          (b)     NON-USE FEE.

          The Company shall pay to the Administrative Agent for the account of each Lender, a non-use fee on the average daily unused portion of such Lender's Revolving Commitment, computed on a quarterly basis, in arrears, on the last Business Day of each calendar quarter, based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to the Applicable Margin for Non-Use Fees. Such non-use fee shall accrue from Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 2002 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date.

          (c)     LETTER OF CREDIT FEES.

          The Company shall pay to the Administrative Agent for the account of the Lenders a Letter of Credit fee on the average daily outstanding Letters of Credit issued for the account of the Company, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based on the daily utilization for that quarter as calculated by the Administrative Agent, at a per annum rate equal to the Applicable Margin at such time for IBOR Loans. Such Letter of Credit fees shall accrue from the date a Letter of Credit is issued to the date such Letter of Credit is terminated and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 2002. The Company further agrees to pay the Issuer for the sole account of the Issuer (i) with respect to standby Letters of Credit (a) on the date of issuance of each Letter of Credit an issuance fee in an amount equal to Two Hundred Fifty Dollars ($250) and (b) all costs and expenses incurred by the Issuer in connection with such Letter of Credit, and
(ii) with respect to documentary Letters of Credit, all customary charges, fees, costs and expenses of the Issuer at such times as the Issuer customarily charges such charges, fees, costs and expenses.

          2.11    COMPUTATION OF FEES AND INTEREST.

          (a) All computations of interest in respect of Base Rate Loans and all computations of fees under this Agreement shall be made on the basis of a 365 or 366-day year, as appropriate, and actual days elapsed; all computations of interest in respect of IBOR Loans under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365 or 366-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) The Administrative Agent will, with reasonable promptness, notify the Company and the Lenders of each determination of IBOR; PROVIDED, that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Administrative Agent. Any change in the interest rate on a Loan resulting from a change in the Applicable Margin or Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Applicable Margin or Eurodollar Reserve Percentage becomes effective. The Administrative Agent will with reasonable promptness notify the Company and the Lenders of the effective date and the amount of each such change; PROVIDED, that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Administrative Agent.

          (c) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Company or any Lender, deliver to the

Company or the Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate.

          (d) If the Reference Bank's Revolving Commitment shall terminate (otherwise than on termination of all the Revolving Commitments), or for any reason whatsoever the Reference Bank shall cease to be a Lender hereunder, the Reference Bank shall thereupon cease to be the Reference Bank, and the IBOR shall be determined on the basis of the rates as notified by the remaining Lenders.

          (e) The Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If the Reference Bank shall be unable or otherwise fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Lenders.

          2.12    PAYMENTS BY THE COMPANY.

          (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment or counterclaim; shall, except as otherwise expressly provided herein, be made to the Administrative Agent for the account of the Lenders (pro rata based on each Lender's Commitment Percentage) at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as expressly provided in the Loan Documents) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 11:00 a.m. (Chicago time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

          (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

          (c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due hereunder that the Company will not make such payment in full as and when required hereunder, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand its Commitment Percentage of such amount distributed to the Lenders in excess of the amount actually received by the Administrative Agent, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day.

          2.13    PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT.

          (a) Unless the Administrative Agent shall have received notice from a Lender on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing, that such Lender will not make available to the Administrative Agent as and when required hereunder for the account of the Company the amount of that Lender's Commitment Percentage of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing date no later than 11:00 a.m. (Chicago time) and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that such Lender shall on or before 11:00 a.m. (Chicago time) the next Business Day following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection 2.13(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on or before 11:00 a.m. (Chicago time) the next Business Day following the date of such Borrowing, the Administrative Agent shall notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Lender to make any Loan on any Borrowing date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

          2.14    SHARING OF PAYMENTS, ETC.

          If, other than as expressly provided elsewhere herein, any Lender shall receive on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans received by all the Lenders, such Lender shall forthwith (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's Commitment Percentage (according to the proportion of (i) the amount of such paying Lender's required repayment, to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off, but subject to Section 10.9) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.14 and will in each case notify the Lenders following any such purchases or repayments.

          2.15    CERTAIN LETTER OF CREDIT PROVISIONS.

          (a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby severally agrees to, have irrevocably purchased from the Issuer a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Revolving Commitment Percentage of the maximum amount which is or at any time may become available to be drawn thereunder. The Issuer shall not have any obligation to issue any Letter of Credit if the Lenders have no obligation to participate in such Letter of Credit.

          (b) In the event the Issuer has determined to honor a request for drawing under a Letter of Credit issued by it, the Issuer shall immediately notify the Company and the Administrative Agent, and the Company shall reimburse the Issuer on or before the Business Day immediately following the date on which such drawing is honored (such immediately following date, the "Disbursement Date") in same day funds equal to the amount of such drawing; PROVIDED, that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Company shall have notified the Administrative Agent and the Issuer prior to 11:00 a.m. (Chicago time) on the Disbursement Date that the Company intends to reimburse the Issuer for the amount of such drawing with funds other than the proceeds of Revolving Loans and the Company does so reimburse the Issuer prior to 11:00 a.m. (Chicago time) on the Disbursement Date, the Company shall be deemed to have given a timely Notice of Borrowing to the Administrative Agent requesting the Lenders to make Revolving Loans that are Base Rate Loans on the Disbursement Date in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.2, the Lenders shall, on the Disbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuer for the amount of such drawing; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by the Issuer on the Disbursement Date in an amount equal to the amount of such drawing, the Company shall reimburse the Issuer, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate

Revolving Loans pursuant to Section 2.9 from the date of demand to the date of reimbursement. Nothing in this subsection 2.15(b) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and the Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 2.15(b).

          (c) In the event that the Company shall fail for any reason to reimburse the Issuer as provided in subsection 2.15(b) on the Disbursement Date in an amount equal to the amount of any drawing honored by the Issuer under a Letter of Credit issued by it, the Issuer shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein based on such Lender's Revolving Commitment Percentage. In such event, each Lender shall make available to the Issuer an amount equal to its respective participation in same day funds, at the office of the Issuer specified in such notice, not later than 11:00 a.m. (Chicago time) on the first Business Day after the date notified by the Issuer. In the event that any Lender fails to make available to the Issuer on such Business Day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 2.15(c), the Issuer shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate per annum equal to the Federal Funds Rate for and determined as of each day during such period. Nothing in this subsection 2.15(c) shall be deemed to relieve the Company from its obligation to reimburse the Issuer as provided in subsection 2.15(b). In the event the Issuer shall have been reimbursed by Lenders pursuant to this subsection 2.15(c) for all or any portion of any drawing honored by the Issuer under a Letter of Credit issued by it, the Issuer shall distribute to each Lender which has paid all amounts payable by it under this subsection 2.15(c) with respect to such drawing such Lender's Revolving Commitment Percentage of all payments subsequently received by the Issuer from the Company in reimbursement of such drawing when such payments are received. Promptly upon receipt by the Issuer of any payment of interest in respect of the Company's reimbursement obligation pursuant to subsection 2.15(b) with respect to a drawing, in the event the Issuer shall have been reimbursed by any Lender pursuant to this subsection 2.15(c) for all or any portion of such drawing, the Issuer shall distribute to such Lender which has paid all amounts payable by it under this subsection 2.15(c) with respect to such drawing such Lender's Revolving Commitment Percentage of any interest received by the Issuer in respect of that portion of such drawing so reimbursed by such Lender.

          (d) The obligation of the Company to reimburse the Issuer for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by the Lenders pursuant to subsection 2.15(b) and the obligations of the Lenders under subsection 2.15(c) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which the Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuer or other Lender or any other Person or, in the case of a Lender, against the Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit (absent the Issuer's gross negligence or willful misconduct);

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Default shall have occurred and be continuing;

PROVIDED, HOWEVER, that after paying in full its obligation hereunder, nothing herein shall adversely affect the right of the Company or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

          (e) In addition to amounts payable as provided in subsection 2.15(b), the Company hereby agrees to protect, indemnify, pay and save harmless the Issuer and its officers, employees or agents from and against any and all claims, demands, liabilities, damages, losses, and reasonable costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the Issuer, other than as a result of the gross negligence or willful misconduct of the Issuer or its officers, employees or agents as determined by a final judgment of a court of competent jurisdiction or

(ii) the failure of the Issuer to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future Governmental Authority.

          (f) As between the Company and the Issuer, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuer by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuer; and none of the above shall affect or impair, or prevent the vesting of, any of the Issuer's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 2.15(f), any action taken or omitted by the Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuer under any resulting liability to the Company.

          Notwithstanding anything to the contrary contained in this subsection 2.15(f), the Company shall retain any and all rights it may have against the Issuer and its officers, employees or agents for any liability arising out of the gross negligence or willful misconduct of the Issuer or its officers, employees or agents.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

          3.1.    TAXES.

          (a) Subject to subsection 3.1(g), any and all payments by the Company to each Lender or any Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's and each Agent's taxable income by the jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or maintains a

Lending Office or any political subdivision thereof or any jurisdiction of which it is a political subdivision (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

          (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) Subject to subsection 3.1(g), the Company shall indemnify and hold harmless each Lender and each Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.1) paid by such Lender or such Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Lender or such Agent makes written demand therefor.

          (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or any Agent, then, subject to subsection 3.1(g):

                  (i) the sum payable shall be increased as necessary so that after making all required deductions of Taxes or Other Taxes (including deductions of Taxes or other Taxes applicable to additional sums payable under this Section 3.1) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                  (ii)   the Company shall make such deductions, and

                  (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

          (f) Each Lender which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

                  (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section
     10.8 after the Closing Date, the date upon which the Lender becomes a party hereto) deliver to the Company through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto ("Form W-8BEN"), or two accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto ("Form W-8ECI"), as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                  (ii) if at any time the Lender makes any changes necessitating a new Form W-8BEN or Form W-8ECI, it shall with reasonable promptness deliver to the Company through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form W-8BEN; or two accurate and complete signed originals of Form W-8ECI, as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                  (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form W-8BEN or Form W-8ECI previously delivered by such Lender and deliver to the Company through the Administrative Agent two accurate and complete original signed copies of Form W-8BEN or Form W-8ECI in replacement for the forms previously delivered by the Lender; and

                  (iv) it shall, promptly upon the Company's or the Administrative Agent's reasonable request to that effect, deliver to the Company or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

          (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.1(d) to any Lender for the account of any Lending Office of such Lender:

                  (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under subsection 3.1(f);

                  (ii) if such Lender shall have delivered to the Company a Form W-8BEN in respect of such Lending Office pursuant to subsection 3.1(f), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN; or

                  (iii) if the Lender shall have delivered to the Company a Form W-8ECI in respect of such Lending Office pursuant to subsection 3.1(f), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8ECI.

          (h) If, at any time, the Company requests any Lender to deliver any forms or other documentation pursuant to subsection 3.1(f)(iv), then the Company shall, on demand of such Lender through the Administrative Agent, reimburse such Lender for any costs and expenses (including Attorney Costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

          (i) If the Company is required to pay additional amounts to any Lender or any Agent pursuant to subsection 3.1(d), then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

          3.2.    ILLEGALITY.

          (a) If any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make IBOR Loans, then, on notice thereof by the Lender to the Company through the Administrative Agent, the obligation of that Lender to make IBOR Loans shall be suspended until the Lender shall have notified the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exists.

          (b) If a Lender shall determine that it is unlawful to maintain any IBOR Loan, the Company shall prepay in full all IBOR Loans of that Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such IBOR Loans to such day, or immediately, if the

Lender may not lawfully continue to maintain such IBOR Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.4.

          (c) Before giving any notice to the Administrative Agent pursuant to this Section 3.2, the affected Lender shall designate a different Lending Office with respect to its IBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

          3.3.    INCREASED COSTS AND REDUCTION OF RETURN.

          (a) If any Lender shall determine that, due to either (i) the introduction after the Closing Date of, or any change in or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request issued after the Closing Date by any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any IBOR Loans (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the IBOR Rate), then the Company shall be liable for, and shall from time to time, upon demand therefor by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (b) If any Lender shall have determined that (i) the introduction after the Closing Date of any Capital Adequacy Regulation, (ii) any change after the Closing Date in any Capital Adequacy Regulation, (iii) any change after the Closing Date in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender, with any Capital Adequacy Regulation issued after the Closing Date; affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such required capital is increased as a consequence of its Revolving Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender (with a copy to the Administrative Agent), the Company shall upon demand pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

          3.4.    FUNDING LOSSES.

          The Company agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

          (a) the failure of the Company to borrow an IBOR Loan, or to continue or convert a Loan as or into an IBOR Loan, in any case after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (b) the failure of the Company to make any prepayment of an IBOR Loan after the Company has given a notice in accordance with Section 2.6;

          (c) the prepayment (including pursuant to Section 2.7) of an IBOR Loan on a day which is not the last day of the Interest Period with respect thereto; or

          (d) the conversion pursuant to Section 2.4 of any IBOR Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its IBOR Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Company to the Lenders under this Section 3.4 and under subsection 3.3(a), each IBOR Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the IBOR for such IBOR Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such IBOR Loan is in fact so funded.

          3.5.    INABILITY TO DETERMINE RATES.

          If the Administrative Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the IBOR for any requested Interest Period with respect to a proposed IBOR Loan or that the IBOR applicable pursuant to Section 2.9 for any requested Interest Period with respect to a proposed IBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will forthwith give notice of such determination to the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain future IBOR Loans, as the case may be, hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it, without giving rise to a reimbursement obligation under Section 3.4. If the Company does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of IBOR Loans, as the case may be.

          3.6.    CERTIFICATES OF THE LENDERS.

          Any Lender claiming reimbursement or compensation pursuant to this
Article III shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

          3.7.    REPLACEMENT OF CERTAIN LENDERS.

          If a Lender shall have (a) made a claim against the Company under
Section 3.1 or 3.3 or (b) suspended its obligations to make IBOR Loans under subsection 3.2(a), the Company may make written demand on the affected Lender (with a copy to the Administrative Agent) to assign, and such affected Lender shall assign, pursuant to one or more duly executed Assignment and Acceptances within five Business Days after the date of such demand, to one or more Assignees to whom the Administrative Agent has consented (which consent shall not be unreasonably withheld), all of such affected Lender's rights and obligations under this Agreement (including without limitation such affected Lender's Revolving Commitment, Term Commitment and all Loans owing to it), in accordance with the terms of Section 10.8 hereof; PROVIDED, that the Administrative Agent shall have no duty to locate an acceptable Assignee for the purposes of accepting such assignment. The Administrative Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any affected Lender which fails to or refuses to execute and deliver the same in a timely manner. Each affected Lender shall be entitled to receive, in cash and concurrently with the execution and delivery of the applicable Assignment and Acceptances, all amounts owed to such affected Lender hereunder and under any of the other Loan Documents, including accrued interest and fees through the date of such assignment.

          3.8.    SURVIVAL.

          The agreements and obligations of the Company in this Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

          4.1.    CONDITIONS OF INITIAL LOANS.

          The obligation of each Lender party to this Agreement on the Closing Date to make its initial Loan hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to each Agent and each Lender and in sufficient copies for each Lender:

          (a)     CREDIT AGREEMENT AND NOTES.

          This Agreement executed by the Company, each Agent and each of the Lenders, and the Notes executed by the Company;

          (b)     RESOLUTIONS; INCUMBENCY.

                  (i) Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

                  (ii) Copies of the resolutions of the board of directors of each Loan Party other than the Company approving and authorizing the execution, delivery and performance by it of the Loan Documents to be delivered by it hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Loan Party; and

                  (iii) A certificate of the Secretary or Assistant Secretary of the Company, and each other Loan Party, certifying the names and true signatures of the officers of the Company and such Loan Party authorized to execute, deliver and perform, as applicable, the Loan Documents to be delivered by it hereunder;

          (c)     ARTICLES OF INCORPORATION; BY-LAWS AND GOOD STANDING.

          Each of the following documents:

                  (i) the articles or certificate of incorporation or other similar organizational documents of the Company and each other Loan Party as in effect on the Closing Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of the state of incorporation, organization or formation of the Company or such Loan Party, as the case may be, as of a recent date and by the Secretary or Assistant Secretary of the Company or such Loan Party, as the case may be, as of the Closing Date, and the bylaws or similar documents of the Company and such Loan Party as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or such Loan Party, as the case may be, as of the Closing Date; and

                  (ii) a good standing certificate for the Company and each other Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where it is qualified to do business as a foreign corporation, partnership or other business entity as of a recent date;

          (d)     COLLATERAL DOCUMENTS.

          The Collateral Documents, executed by the Company and each other Loan Party, in appropriate form for recording, where necessary, together with:

                  (i) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Administrative Agent, for the benefit of the Agents and the Lenders, or other evidence satisfactory to the Administrative Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent, for the benefit of the Agents and the Lenders in accordance with applicable law;

                  (ii) written advice relating to such Lien and judgment searches as the Administrative Agent shall have requested of the Company, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                  (iii) all stock certificates and similar instruments representing the Pledged Collateral, together with stock transfer powers executed in blank;

                  (iv) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority security interest created by the Collateral Documents (subject to the Permitted Liens) have been taken;

                  (v) evidence that the Administrative Agent, for the benefit of the Agents and the Lenders, has been named as loss payee under all policies of casualty and business interruption insurance pursuant to standard lenders' payable endorsements, and as additional insured under all policies of liability insurance, required by this Agreement; and

                  (vi) such consents, estoppels, subordination agreements, waivers and other documents and instruments executed by landlords, tenants, mortgagees and other Persons party to material contracts relating to any Collateral as to which the Administrative Agent shall be granted a Lien, for the benefit of the Agents and the Lenders, as requested by the Administrative Agent.

          (e)     LEGAL OPINIONS.

          Opinions of Victor Casini, general counsel to the Company and each other Loan Party, and Bell, Boyd & Lloyd LLC, special counsel to the Company and each other Loan Party, each addressed to the Agents and the Lenders, substantially in the form of EXHIBIT G;

          (f)     PAYMENT OF FEES.

          The Company shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney

Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, together with such additional amounts of Attorney Costs as shall constitute the reasonable estimate of Attorney Costs of the Administrative Agent incurred or to be incurred through the closing proceedings, including any such costs, fees and expenses arising under or referenced in the Fee Letter or otherwise under Sections 2.10, 3.1 and 10.4; PROVIDED, that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent;

          (g)     CLOSING CERTIFICATE.

          A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                  (i)    the representations and warranties contained in
     Article V are true and correct in all material respects on and as of such date, as though made on and as of such date;

                  (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                  (iii) there has occurred since December 31, 2001, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (h)     FINANCIAL STATEMENTS.

          Copies of the financial statements of the Company and its Subsidiaries referred to in Section 5.11;

          (i)     CONSENTS.

          All consents and approvals required to be obtained from any Governmental Authority or other Person to consummate the transactions contemplated hereby;

          (j)     DUE DILIGENCE.

          Evidence of completion to the satisfaction of each Agent of such investigations, reviews and audits with respect to the Company as any Agent or any Lender may deem appropriate;

          (k)     FEE LETTER.

          The Fee Letter executed by the Company;

          (l)     CLOSING DATE BORROWING CERTIFICATE.

          A certificate signed by a Responsible Officer showing the calculation of Closing Date Revolving Loan Availability, taking into account the making of the initial

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Loans and the issuance of the initial letters of credit hereunder on the Closing
Date, and the payment of all transaction fees and expenses required to be paid on the Closing Date;

          (m)     FIELD EXAMINATION.

          A completed field examination by the Administrative Agent of the Properties and books and records of the Company and its Subsidiaries, with results acceptable to the Lenders; and

          (n)     RELEASE OF CERTAIN COLLATERAL.

          A written release by the Administrative Agent of its rights under certain guaranties provided by certain shareholders of the Company and securing a portion of the Obligations of the Company under the Original Credit Agreement and all Collateral for such guaranties, together with all original letters of credit delivered to the Administrative Agent to support such guaranties.

          (o)     OTHER DOCUMENTS.

          Such other approvals, opinions, documents or materials as any Agent or any Lender may reasonably request.

          4.2.    CONDITIONS TO ALL BORROWINGS AND ISSUANCE OF LETTERS OF
                  CREDIT.

          The obligation of each Lender to make any Loan to be made by it hereunder (including its initial Loan), to continue or convert any Loan pursuant to Section 2.4 and to participate in any Letter of Credit as provided in Section 2.15, is subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation or conversion or issuance date:

          (a)     NOTICE OF BORROWING OR CONTINUATION/CONVERSION.

          The Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Lender) a Notice of Borrowing or a Notice of Continuation/Conversion, as applicable;

          (b)     CONTINUATION OF REPRESENTATIONS AND WARRANTIES.

          The representations and warranties made by the Company contained in
Article V shall be true and correct in all material respects on and as of such borrowing, continuation or conversion or issuance date with the same effect as if made on and as of such borrowing, continuation or conversion or issuance date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

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          (c)     NO EXISTING DEFAULT.

          No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion or issuance.

          (d)     OVERADVANCE.

          No Overadvance shall exist or shall result from such Borrowing or continuation or conversion or issuance.

Each Notice of Borrowing and Notice of Continuation/Conversion submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or application and as of the date of each Borrowing, continuation or conversion or issuance, as applicable, that the conditions in Section 4.2 are satisfied.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to each Agent and each Lender that:

          5.1.    CORPORATE EXISTENCE AND POWER.

          The Company and each other Loan Party:

          (a) is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business and (ii) to execute, deliver, and perform its obligations under the Loan Documents;

          (c) conducts business in its own name and does not use any tradenames, tradestyles or doing business forms, except as provided on SCHEDULE
5.1 or as updated from time to time by notice to the Administrative Agent;

          (d) is duly qualified as a foreign corporation or limited partnership, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, as set forth on SCHEDULE 5.1; and

          (e) is in compliance with all Requirements of Law, except as provided on SCHEDULE 5.1;

except, in each case referred to in clause (c), clause (d) or clause (e), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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          5.2.    CORPORATE AUTHORIZATION; NO CONTRAVENTION.

          The execution, delivery and performance by each Loan Party of any Loan Document to which such Person is party, have been duly authorized by all necessary corporate or limited partnership action, as appropriate, and do not and will not:

          (a)     contravene the terms of any of that Person's Organization
Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party; or

          (c)     violate any Requirement of Law.

          5.3.    GOVERNMENTAL AUTHORIZATION.

          No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for those already obtained, recordings or filings in connection with the Liens granted to the Administrative Agent, for the benefit of the Agents and the Lenders, under the Collateral Documents and those contemplated by the terms and provisions of the Loan Documents) is necessary or required in connection with the execution, delivery, performance or enforcement of this Agreement or any other Loan Document.

          5.4.    BINDING EFFECT.

          Each Loan Document to which a Loan Party is a party constitutes the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          5.5.    LITIGATION.

          Except as specifically disclosed in SCHEDULE 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party or any Properties of any Loan Party which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to a Loan Party, could reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          5.6.    NO DEFAULT.

          No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or the grant or perfection of the Liens on the Collateral under the Collateral Documents. No Loan Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

          5.7.    INTENTIONALLY OMITTED.

          5.8.    USE OF PROCEEDS; MARGIN REGULATIONS.

          The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.7. Neither the Company nor any other Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

          5.9.    TITLE TO PROPERTIES.

          Each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. No Property of any Loan Party is subject to any Liens, other than Permitted Liens.

          5.10.   TAXES.

          Each Loan Party has filed all Federal and other material tax returns and reports required to be filed, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable, except (i) where the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect and (ii) those taxes, assessments, fees and other charges which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against a Loan Party which, if made, could reasonably be expected to have a Material Adverse Effect.

          5.11.   FINANCIAL CONDITION.

          The Company has furnished to the Administrative Agent and the Lenders the following:

          (a) The audited consolidated financial statements of financial condition of the Company and its Subsidiaries dated December 31, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year ended on that date; and

          (b) the unaudited consolidated balance sheet as of March 31, 2002 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the three-month period ended on March 31, 2002.

          The foregoing financial statements:

                  (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                  (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby (subject to purchase accounting adjustments and, in the case of the March 31, 2002 financial statements, to normal year-end adjustments); and

                  (iii) except as specifically disclosed in SCHEDULE 5.11, reflect all material indebtedness and other liabilities, including, to the best of the Company's knowledge, all material contingent liabilities of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

Since December 31, 2001, there has been no Material Adverse Effect.

          5.12.   ENVIRONMENTAL MATTERS.

          (a) Except as specifically disclosed in SCHEDULE 5.12, the operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

          (b) Except as specifically disclosed in SCHEDULE 5.12, each Loan Party has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and each Loan Party is in compliance with the terms and conditions of such Environmental Permits, except to the extent that the failure to obtain, maintain in good standing or comply with any such Environmental Permits could not reasonably be expected to have a Material Adverse Effect.

          (c) Except as specifically disclosed in SCHEDULE 5.12, or as updated from time to time by notice to the Administrative Agent, no Loan Party or any Property or operations of any Loan Party, is subject to any outstanding written order from or agreement with any Governmental Authority, or subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

          (d) Except as specifically disclosed in SCHEDULE 5.12, (i) there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of any Loan Party that could give rise to Environmental Claims that could reasonably be expected to have a Material Adverse Effect, and (ii) no Loan Party has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, to the extent that the same could reasonably be expected to have a Material Adverse Effect.

          5.13.   REGULATED ENTITIES.

          Neither any Loan Party nor any Person controlling a Loan Party, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          5.14.   NO BURDENSOME RESTRICTIONS.

          No Loan Party is a party to or bound by any Contractual Obligation, or subject to any charter, corporate or partnership restriction, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

          5.15.   SOLVENCY.

          Each Substantial Loan Party is Solvent.

          5.16.   LABOR RELATIONS.

          There are no strikes, lockouts or other labor disputes against any Loan Party, or, to the best of the Company's knowledge, threatened against or affecting any Loan Party, and no significant unfair labor practice complaint is pending against any Loan Party or, to the best knowledge of the Company, threatened against any Loan Party before any Governmental Authority. Except as disclosed on SCHEDULE 5.16, as of the Closing Date no Loan Party (a) has any employment contracts with any of its employees; or (b) is a party to any collective bargaining agreement.

          5.17.   COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC.

          Each Loan Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person, all of which are set forth on SCHEDULE 5.17. To the best knowledge of the Company, except as specifically disclosed on SCHEDULE 5.17, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person; except as specifically disclosed on
SCHEDULE 5.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code relating to intellectual property is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          5.18.   SUBSIDIARIES; CAPITALIZATION..

          As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in part (a) of SCHEDULE 5.18 hereto and no Loan Party has any equity investments or partnership or joint venture interests in any other corporation, partnership or other entity other than those specifically disclosed in part (b) of SCHEDULE 5.18. The authorized capital stock of each Loan Party as of the Closing Date is as set forth on SCHEDULE 5.18. All issued and outstanding shares of capital stock of each Loan Party are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than Permitted Liens, and such shares were issued in compliance in all material respects with Requirements of Law concerning the issuance of securities. The capital stock of each Loan Party is owned as of the Closing Date by the stockholders in the amounts set forth on SCHEDULE 5.18. As of the Closing Date, no shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. Except as set forth on SCHEDULE 5.18, as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any shares of capital stock or other securities of any such Person.

          5.19.   BROKER'S; TRANSACTION FEES.

          No Loan Party has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

          5.20.   INSURANCE.

          SCHEDULE 5.20 is a complete and accurate summary as of the date hereof of the property and casualty insurance program carried by the Company and each other Loan Party on the date hereof. SCHEDULE 5.20 includes, as of the Closing Date, the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), deductibles and self-insured retention and describes any retrospective rating plan, fronting arrangement or any other self-insurance or risk

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assumption agreed to by the Company or any other Loan Party or imposed upon the
Company and each other Loan Party by any such insurer.

          5.21.   BUSINESS AND COLLATERAL LOCATIONS.

          SCHEDULE 5.21 sets forth (a) the chief executive office and principal place of business of each Loan Party as of the Closing Date or during the prior 12 months, (b) each location at which any Property of a Loan Party is located as of the Closing Date or during the prior 12 months, and (c) each other place of business of a Loan Party as of the Closing Date. In addition, SCHEDULE 5.21 sets forth the record owner of such location as of the Closing Date.

          5.22.   FULL DISCLOSURE.

          None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Loan Party to the Administrative Agent or the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

          5.23.   ERISA MATTERS.

          Each Pension Plan complies, and has been administered in compliance, in all material respects, with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither the Company nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Section 4203 or 4205 of ERISA, respectively, with respect to which the Company or any ERISA Affiliate has any unsatisfied liability; no steps have been instituted to terminate any Pension Plan except for the 401(k) plans listed on SCHEDULE 5.23(a), none of which has any unfunded liability; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan that is reasonably likely to have a Material Adverse Effect; and neither the Company nor any ERISA Affiliate is a "contributing sponsor" as defined in
Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA that has two or more contributing sponsors at least two of whom are not under common control. Except as listed in SCHEDULE 5.23(b), neither the Company nor any ERISA Affiliate, to the extent there is joint and several liability with the Company to pay such benefits, has any liability to pay any welfare benefits under any employee welfare benefit plan within the meaning of
Section 3(l) of ERISA to former employees thereof or to current employees with

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respect to claims incurred after the termination of their employment other than as required by Section 4980B of the Code or Part 6 of Subtitle B of Title 1 of ERISA.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

          The Company covenants and agrees that, so long as any Lender shall have any Revolving Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

          6.1.    FINANCIAL STATEMENTS.

          The Company shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent and the Majority Lenders, with sufficient copies for each Lender:

          (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche LLP or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, except for (i) changes in GAAP resulting from the application of financial accounting standard 142 related to goodwill and (ii) changes in GAAP approved by the Administrative Agent. Such opinion shall not be qualified or limited, except for a qualification in connection with the refinancing or the repayment of the Obligations;

          (b)     Intentionally omitted;

          (c) as soon as available, but not later than 45 days after the end of each fiscal quarter of each year (or 90 days, in the case of the last fiscal quarter of each fiscal year), a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Company and its Subsidiaries (subject to normal year-end adjustments and the omission of footnotes);

          (d) as soon as available, but not later than 35 days after the end of each month (or 45 days in the case of the last month of each fiscal quarter), a copy of the Company's internal management report, which shall include the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such month and the related

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consolidated statement of income and cash flows for the period commencing on the first day and ending on the last day of such month;

          (e) as soon as available, but not later than 60 days after the last day of each fiscal year, an annual budget for the Company for the succeeding fiscal year, prepared on a consolidated and consolidating basis and in conformity with the financial statements furnished under the preceding clauses (a) and (b), signed by a Responsible Officer and consisting of at least a balance sheet, an income statement and a cash flow statement, each calculated on a month by month basis;

          (f) within 10 days after receipt thereof by the Company, copies of any management letters or comparable letters delivered to the Company by any accountant retained by the Company; and

          (g) prior to the expiration of the Company's insurance coverage, the Company shall provide new insurance certificates satisfying the requirements of SECTION 6.6.

          6.2.    CERTIFICATES; OTHER INFORMATION.

          The Company shall furnish to the Administrative Agent, with sufficient copies for each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements (i) stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and
(ii) which does not limit the ability of the Agents and the Lenders to rely on such financial statements;

          (b) concurrently with the delivery of the financial statements referred to in subsection 6.1(c), (i) a Compliance Certificate of a Responsible Officer (A) stating that the Company, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable subsection reference) in such certificate, and (B) showing in detail the calculations supporting such statement in respect of Sections 7.5, 7.13, 7.14, 7.15 and 7.16; and (ii) a Pricing Change Certificate of a Responsible Officer;

          (c) promptly after the same are sent, copies of all financial statements and reports which the Company sends to its public shareholders; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the SEC;

          (d) promptly, such additional business, financial, corporate or partnership affairs and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request;

          (e) within 35 days after the end of each month (or 45 days in the case of the last month of each fiscal quarter), a consolidated aging of all Accounts Receivable as of the end of such month, in each case in form and content reasonably acceptable to the Agent;

          (f) within 35 days after the end of each month (or 45 days in the case of the last month of each fiscal quarter), a consolidated Inventory report as of the end of the month for all Inventory locations in form and content reasonably acceptable to the Agent;

          (g) within 35 days after the end of each month (or 45 days in the case of the last month of each fiscal quarter), a consolidated Borrowing Base Certificate executed by a Responsible Officer; and

          (h) within 45 days after the end of each fiscal quarter (or 90 days in the case of the last quarter of each fiscal year), a schedule of Capital Expenditures listing (i) total Capital Expenditures for the fiscal year to date,
(ii) in detail, all items included in Capital Expenditures for such period and not constituting Maintenance Capital Expenditures and (iii) the total amount of Capital Expenditures for such period that are Maintenance Capital Expenditures.

          6.3.    NOTICES.

          The Company shall promptly notify the Administrative Agent:

          (a)     of the occurrence of any Default or Event of Default;

          (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of any Loan Party which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Loan Party and any Governmental Authority which involves amounts in excess of $100,000;

          (c) of the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party (i) in which the amount of damages claimed is Two Million Five Hundred Thousand Dollars ($2,500,000) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

          (d) upon, but in no event later than 10 days after, any Responsible Officer becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against any Loan Party or any Properties of any Loan Party pursuant to any applicable Environmental Laws which involves amounts in excess of $100,000, (ii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of any Loan Party that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws, and (iii) all other Environmental Claims involving in excess of Two Million Five Hundred Thousand Dollars ($2,500,000);

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          (e)     of any other litigation or proceeding affecting any Loan Party which the Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

          (f) any Material Adverse Effect subsequent to the date of the most recent financial statements of the Company delivered to the Lenders pursuant to subsections 6.1(a), 6.1(c) or 4.1(h);

          (g) of any material change in accounting policies or financial reporting practices by any Loan Party;

          (h) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Loan Party;

          (i) any change or proposed change in any of the information set forth on SCHEDULE 5.21, including but not limited to (i) any change in the location where any Property of a Loan Party is kept, (ii) the identity of any new bailee, processor, warehouseman, consignee or other Person in possession or control of any Property of a Loan Party, (iii) any proposed change in the location of the Company's or any other Loan Party's chief executive office or chief place of business, and (iv) any proposed opening, closing or other change in the list of offices and other places of business of any Loan Party;

          (j)     any change in the name of any Loan Party; and

          (k) the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by the Company or any ERISA Affiliate; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by the Company or any ERISA Affiliate from any Multiemployer Plan; the failure of the Company or any ERISA Affiliate to make a required contribution to any Pension Plan, including but not limited to any failure to pay an amount sufficient to give rise to a Lien under Section 302(f) of ERISA; the taking of any action with respect to a Pension Plan which could result in the requirement that the Company or any ERISA Affiliate furnish a bond or other security to the PBGC; the occurrence of any other event with respect to any Pension Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty; or the establishment of a new plan subject to ERISA or an amendment to any existing plan which will result in a material increase in contributions or benefits under such plan or the incurrence of any material increase in the liability of the Company (or an ERISA Affiliate) with respect to any "employee welfare benefit plan" as defined in Section 3(l) of ERISA which covers former employees thereof or current employees and their beneficiaries with respect to claims incurred after the termination of their employment.

          Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence

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referred to therein, and stating the action the Company proposes to take with respect thereto (including the period during which such action will be taken). Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

          6.4.    PRESERVATION OF CORPORATE EXISTENCE, ETC.

          The Company shall, and shall cause each of its Subsidiaries to:

          (a) Except as otherwise permitted under Section 7.3, preserve and maintain in full force and effect its corporate or partnership existence and good standing under the laws of its state or jurisdiction of incorporation or formation, as applicable; provided, that the Company may permit or cause the liquidation or sale of any Subsidiary that is not a Material Loan Party;

          (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.3 and sales of assets permitted by Section 7.2; provided, that the Company may permit or cause the liquidation or sale of any Subsidiary that is not a Material Loan Party;

          (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

          (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          6.5.    MAINTENANCE OF PROPERTY.

          The Company shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect or as permitted by Section 7.2, Section 6.4(a) or
Section 6.4(b).

          6.6.    INSURANCE.

          The Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent, including workers' compensation insurance, public liability and property insurance. All property and

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business interruption insurance maintained by the Company shall name the
Administrative Agent as loss payee, as its interests may appear, for the benefit of the Agents and the Lenders, and all liability insurance shall name the Administrative Agent as additional insured, as its interests may appear. All such insurance policies and loss payable clauses shall provide that they may not be cancelled, amended or terminated unless the Administrative Agent is given at least the same number of days' notice that the insurance company which issued such policies is required to give the Company or any Subsidiary, but in no event less than 30 day's prior written notice. Proceeds of such insurance for all losses shall be paid directly to the Administrative Agent, for the benefit of the Agents and the Lenders and applied to the Obligations as provided in Section 2.7; PROVIDED, that if no Default or Event of Default has occurred and is continuing, (A) proceeds of insurance for losses (other than relating to Accounts Receivable or Inventory, which shall be applied in accordance with
Section 2.7), equal to or less than Ten Million Dollars ($10,000,000) per occurrence shall be remitted by the Administrative Agent to the Company to repair, replace, restore or substitute the damaged Property, and (B) proceeds of insurance for losses in excess of Ten Million Dollars ($10,000,000) per occurrence shall be applied to the Obligations as provided in Section 2.7, except that if the Administrative Agent has received written evidence reasonably satisfactory to the Administrative Agent to the effect that (i) such proceeds are necessary and in an amount (when added to other amounts available to the Company) sufficient to pay all costs of repair, replacement, restoration or substitution of such damaged Property to an economical unit of substantially the same character and value as such Property was prior to such damage, (ii) the damaged Property can be repaired, replaced, restored or substituted prior to the Term Maturity Date, and (iii) the failure to be able to use such damaged Property during the period during which such damaged Property is to be repaired, replaced, restored or substituted could not reasonably be expected to have a Material Adverse Effect, such proceeds shall be held by the Administrative Agent in a Collateral Account to be disbursed from time to time to pay the cost of repair, replacement, restoration or substitution either, at the Administrative Agent's option, to the Company or directly to contractors, subcontractors, and material suppliers and subject to such conditions to disbursement as the Administrative Agent may impose to assure that the work is fully completed in a good and workmanlike manner and paid for and that no Liens (other then Permitted Liens) arise by reason thereof. Notwithstanding anything contained herein to the contrary, if an Event of Default arises after the occurrence of an Event of Loss, the amount of proceeds with respect to such Event of Loss held by the Administrative Agent in a Collateral Account shall, at the request of the Majority Lenders, be applied by the Administrative Agent to the Obligations as provided herein and in the other Loan Documents. Upon request of the Administrative Agent or any Lender, the Company shall furnish to the Administrative Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Administrative Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section 6.6 or any Collateral Documents (and which, in the case of a certificate of a broker, was placed through such broker).

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          Unless the Company provides the Administrative Agent with evidence of the insurance coverage required by this Agreement, the Administrative Agent may, with notice to the Company, purchase insurance at the Company's expense to protect the Administrative Agent's and the Lenders' interests in the Collateral. This insurance may, but need not, protect the interests of the Company and its Subsidiaries. The coverage that the Administrative Agent purchases may not pay any claim that the Company or any of its Subsidiaries may make or any claim that is made against the Company or any of its Subsidiaries in connection with the Collateral. The Company may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that the Company has obtained insurance as required by this Agreement. If the Administrative Agent purchases insurance for the Collateral, the Company will be responsible for the costs of that insurance, including interest and any other charges that may be imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Revolving Loans. The costs of the insurance may be more than the cost of insurance the Company and its Subsidiaries may be able to obtain on their own.

          6.7.    PAYMENT OF OBLIGATIONS.

          The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective Indebtedness, obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its Property; and

          (c) all Indebtedness, as and when due and payable, unless the same is being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, and subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          6.8.    COMPLIANCE WITH LAWS.

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards
Act), except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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          6.9.    INSPECTION OF PROPERTY AND BOOKS AND RECORDS.

          The Company shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective Properties, to examine their respective corporate or partnership, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants (at the expense of the Company with respect to all such inspections occurring during the existence of an Event of Default and with respect to one inspection per calendar year if no Event of Default is in existence) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; PROVIDED, HOWEVER, when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. The Administrative Agent and each Lender hereby agrees that in the absence of an Event of Default, no Lender will perform any such visit or inspection except in conjunction with a visit or inspection by the Administrative Agent.

          6.10.   ENVIRONMENTAL LAWS.

          (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws, except such non-compliance as could not reasonably be expected to have a Material Adverse Effect.

          (b) Upon the written request of the Administrative Agent or any Lender, the Company shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Lender, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.3(d), that could, individually or in the aggregate, result in liability in excess of Two Million Five Hundred Thousand Dollars ($2,500,000).

          6.11.   USE OF PROCEEDS.

          The Company shall use the proceeds of the Loans solely as follows: (a) to be allocated to the Term Loan as set forth in subsection 2.1(a), (b) to finance all or a portion of the purchase price for any Permitted Acquisition and
(c) for working capital and other general corporate or partnership purposes not in contravention of any Requirement of Law.

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          6.12.   SOLVENCY.

          The Company shall at all times be, and shall cause each Substantial Loan Party to be, Solvent.

          6.13.   SUBSIDIARIES.

          The Company shall (a) promptly cause each of its Subsidiaries, including without limitation any Subsidiary created or acquired in connection with a Permitted Acquisition, to execute and deliver to the Administrative Agent a guaranty of the Obligations, one or more security agreements whereby such Subsidiary grants to the Administrative Agent, for the benefit of the Agents and the Lenders, a Lien on substantially all of its Properties (other than real Property) in order to secure such guaranty and such additional agreements, instruments and documents (including without limitation UCC financing statements and evidence of corporate or partnership authority) as the Administrative Agent shall reasonably request in connection therewith and (b) execute and deliver, or cause to be executed and delivered, to the Administrative Agent a pledge of the Securities of each of its Subsidiaries, including without limitation any Subsidiary created or acquired in connection with a Permitted Acquisition, in each case in form and substance reasonably satisfactory to the Administrative Agent.

          6.14.   FURTHER ASSURANCES.

          (a) The Company shall ensure that all written information, exhibits and reports furnished to the Agents or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agents and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

          (b) Promptly upon request by the Administrative Agent or the Majority Lenders, the Company shall (and shall cause any of its Subsidiaries to), at the Company's expense, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect, protect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Administrative Agent or any Lender under any Loan Document or under any other document executed in connection therewith.

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          6.15.   INTEREST RATE PROTECTION.

          Within 60 days following the Closing Date, the Company shall obtain and thereafter maintain interest rate protection with one or more of the Lenders in forms and on terms reasonably acceptable to Administrative Agent, for a notional amount of not less than $10,000,000.

          6.16.   DEPOSITORY ACCOUNTS.

          The Company shall maintain all of its principal depository, cash management, operating and administrative accounts with one or more of the current Lenders or any subsequent Lenders, to the extent that a Lender is able to provide such accounts and services in a manner that is reasonably convenient from the standpoint of the Company.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

          The Company hereby covenants and agrees that, so long as any Lender shall have any Revolving Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

          7.1.    LIMITATION ON LIENS.

          The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

          (a) any Lien (other than Liens on the Collateral) existing on the Property of the Company or its Subsidiaries on the Closing Date and set forth in
SCHEDULE 7.1 securing Indebtedness outstanding on such date;

          (b)     any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7; PROVIDED, that no Notice of Lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business or arising in connection with the repair, replacement, restoration or substitution of such Property permitted under Sections 2.7 and 6.6 hereof, in each case, which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens on the Property of the Company or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the Ordinary Course of Business, provided all such Liens in the aggregate could not (even if enforced) be reasonably expected to cause a Material Adverse Effect;

          (g) Liens consisting of judgment or judicial attachment liens; PROVIDED, that the existence of such Liens would not constitute an Event of Default under Section 8.1(h);

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (i) Purchase money security interests on, or Liens securing Capital Lease Obligations with respect to, any Property (other than inventory) acquired, leased or held by the Company or its Subsidiaries in the Ordinary Course of Business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or leasing such Property; PROVIDED, that (i) any such Lien attaches to such Property concurrently with or within 90 days after the acquisition or lease thereof, (ii) such Lien attaches solely to the Property so acquired or leased in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests and Capital Lease Obligations shall not at any time exceed the Indebtedness permitted under subsection 7.5(d); and

          (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution.

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          7.2.    DISPOSITION OF ASSETS.

          The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, license, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a)     dispositions of Inventory in the Ordinary Course of Business;

          (b) the sale, transfer or other disposition of worn-out, damaged or obsolete equipment, property, rights, privileges, qualifications, permits, licenses or franchises, in each case that is no longer useful to the Company or its Subsidiaries, so long as any proceeds thereof are used or applied as provided in Section 2.7; and

          (c)     other dispositions permitted under this Agreement.

          7.3.    CONSOLIDATIONS AND MERGERS.

          The Company shall not, and shall not suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or acquire (whether in one transaction or in a series of transactions) substantially all of the assets of any Person, except:

          (a)     in connection with a Permitted Acquisition; and

          (b) any Subsidiary of the Company may merge with the Company (PROVIDED, that the Company shall be the continuing or surviving corporation), or with any one or more Subsidiaries of the Company, PROVIDED, that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation or partnership, as applicable.

          7.4.    LOANS AND INVESTMENTS.

          The Company shall not purchase or acquire, or suffer or permit any of its Subsidiaries to purchase or acquire, or make any commitment for, any capital stock, equity interest, or any obligations or other Securities of, or any interest in, any Person, or make or commit to make any acquisitions of the business of any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

          (a)     acquisitions and purchases constituting a Permitted
Acquisition;

          (b)     investments in Cash Equivalents;

          (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business;

          (d) advances to employees of the Company or any Subsidiary for travel or other ordinary business expenses provided that the aggregate amount outstanding at any one time for the Company and its Subsidiaries shall not exceed Five Hundred Thousand Dollars ($500,000);

          (e)     investments outstanding on the date hereof and listed on
SCHEDULE 7.4;

          (f) loans by the Company to its Subsidiaries in the Ordinary Course of Business; and

          (g) warrants for Securities received by the Company or any of its Subsidiaries and not purchased for cash.

          7.5.    LIMITATION ON INDEBTEDNESS.

          The Company shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)     Indebtedness incurred pursuant to this Agreement;

          (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.8;

          (c)     Indebtedness existing on the Closing Date and set forth in
SCHEDULE 7.5;

          (d) Capital Lease Obligations and other Indebtedness secured by Liens permitted by subsection 7.1(i) (other than Subordinated Debt), so long as the aggregate amount of such Indebtedness incurred after the Closing Date and outstanding at any time does not exceed Five Million Dollars ($5,000,000);

          (e)     Indebtedness incurred in connection with operating leases;

          (f)     intercompany Indebtedness permitted under subsection 7.4(f);

          (g)     Subordinated Debt;

          (h) Indebtedness to insurance companies incurred in order to permit the Company or one of its Subsidiaries to repay obligations owing by such Loan Party to former employees of such Loan Party under the Company's 401K Plus deferred compensation plan, so long as such Indebtedness is not greater than the aggregate cash surrender value of insurance policies owned by the Company and covering the lives of participants in the Company's 401K Plus deferred compensation plan; and

          (i) other Indebtedness for borrowed money incurred after the Closing Date with an aggregate outstanding principal balance not at any time exceeding Five Million Dollars ($5,000,000).

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          7.6.    TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except (a) those transactions listed on SCHEDULE 7.6,
(b) as expressly permitted by this Agreement, or (c) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary, in each case described in clause (c), upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

          7.7.    USE OF PROCEEDS.

          The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan proceeds, directly or indirectly,
(i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

          7.8.    CONTINGENT OBLIGATIONS.

          The Company shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except: (a) endorsements for collection or deposit in the Ordinary Course of Business; (b) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in SCHEDULE 7.8; (c) bonds in the nature of bid bonds, performance bonds, or bonds to cover extended warranties, obtained in the ordinary cause of business; (d) guaranties by the Company or any of its Subsidiaries of the operating lease obligations of any of the Company's Subsidiaries; and (e) guaranties by the Company or any of its Subsidiaries of Indebtedness permitted pursuant to Section 7.5.

          7.9.    JOINT VENTURES.

          The Company shall not, and shall not suffer or permit any of its Subsidiaries to enter into any Joint Venture, other than in the Ordinary Course of Business.

          7.10.   UNCONDITIONAL PURCHASE OPTIONS.

          Except as set forth on SCHEDULE 7.10, the Company shall not enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

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          7.11.   INTENTIONALLY OMITTED.

          7.12.   RESTRICTED PAYMENTS.

          The Company shall not, and shall not suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Securities, or purchase, redeem or otherwise acquire for value any shares of its Securities or any warrants, rights or options to acquire such Securities, now or hereafter outstanding, or repay, prepay, purchase or redeem any Subordinated Debt; except that the Company and any Wholly-Owned Subsidiary of the Company may:

          (a) declare and make dividend payments or other distributions payable solely in its common stock;

          (b) in the case of Wholly-Owned Subsidiaries only, declare and make dividend payments or other distributions at any time to the Company or to any other Wholly-Owned Subsidiary;

          (c) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

          (d) repay Subordinated Debt pursuant to the terms of any subordination agreement or subordination provisions relating thereto; and

          (e) so long as no Event of Default or Default is then existence or would be caused thereby, redeem Securities issued to any employee of the Company or any of its Subsidiaries, after termination of the employment of such Person, which Securities were originally issued to such Person in connection with an Acquisition consummated by the Company prior to the Closing Date or a Permitted Acquisition consummated by the Company after the Closing Date; provided, that the aggregate cost of such redemptions in any fiscal year shall not exceed One Million Dollars ($1,000,000).

          7.13.   CONSOLIDATED NET WORTH.

          The Net Worth, as of the last day of any fiscal quarter commencing on June 30, 2002, shall not be less than the sum of (a) One Hundred Fifty Million Dollars ($150,000,000), PLUS (b) 100% of the aggregate net proceeds of any issuance of Securities of the Company or any Subsidiary in exchange for cash during the period from the Closing Date through and including the date of determination, PLUS (c) 75% of the aggregate imputed value of any issuance of Securities of the Company or any Subsidiary in connection with any Acquisition, determined at the time of such Acquisition, PLUS (d) 50% of positive net income, if any, for such quarter (but not LESS the amount of any loss for such fiscal quarter) MINUS (e) up to Forty-Five Million Dollars ($45,000,000) in respect of FASB 142 non-cash charges.

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          7.14.   FIXED CHARGE COVERAGE RATIO.

          The Fixed Charge Coverage Ratio, on the last day of any fiscal quarter commencing on September 30, 2002, for the 12-month period ending on such date, shall not be less than 1.15:1.00.

          7.15.   SENIOR FUNDED DEBT TO EBITDA RATIO.

          The Senior Funded Debt to EBITDA Ratio, on the last day of any fiscal quarter commencing on June 30, 2002, shall not exceed 2:50:1.00.

          7.16.   TOTAL FUNDED DEBT TO EBITDA RATIO.

          The Total Funded Debt to EBITDA Ratio, on the last day of any fiscal quarter commencing on June 30, 2002, shall not exceed 3.25:1.00.

          7.17.   INTENTIONALLY OMITTED.

          7.18.   CHANGE IN BUSINESS.

          The Company shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from, and unrelated to, those lines of business carried on by it on the date hereof.

          7.19.   CHANGE IN STRUCTURE.

          Except as expressly permitted under Section 6.4(a) and Section 7.3, the Company shall not and shall not permit any of its Subsidiaries to, make any changes in its equity capital structure (including in the terms of its outstanding stock), or amend its Organization Documents in any respect material to the Lenders.

          7.20.   ACCOUNTING CHANGES.

          The Company shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any of its consolidated Subsidiaries.

          7.21.   OTHER CONTRACTS.

          The Company shall not, and shall not permit any of its Subsidiaries to, enter into any employment contracts or other employment or service-retention arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary in the industry.

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          7.22.   MANAGEMENT FEES.

          The Company shall not, and shall not permit any of its Subsidiaries to, pay any management, consulting, advisory or similar fees to any Affiliate, other than fees paid to the Company and/or any of its Subsidiaries by the Company or any of its Subsidiaries.

          7.23.   SUBSIDIARIES.

          Except in connection with a Permitted Acquisition, the Company shall not, and shall not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary without providing Administrative Agent at least 10 days written notice prior to the date Subsidiary has any assets.

          7.24.   PENSION PLANS.

          The Company shall not permit, and not permit any of its Subsidiaries to permit, any condition to exist in connection with any Pension Plan that would constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan; not fail, and not permit any of its Subsidiaries to fail, to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; and not engage in, or permit to exist or occur, or permit any of its Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan that is reasonably likely to result in a Material Adverse Effect.

          7.25.   AMENDMENT OF DOCUMENTS.

          The Company will not, and will not permit any of its Subsidiaries to, amend, modify or alter, or permit to be amended, modified or altered, any agreement, instrument or document evidencing any of the Subordinated Debt, if the effect of such amendment is to (i) increase the interest rate on such Subordinated Debt, (ii) accelerate the dates upon which payments of principal or interest are due on such Subordinated Debt, (iii) change the payment provisions of such Subordinated Debt, (iv) change the subordination provisions thereof, if any or (v) otherwise alter the terms of such Subordinated Debt in any material respect.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

          8.1.    EVENT OF DEFAULT.

          Any of the following shall constitute an "Event of Default":

          (a)     NON-PAYMENT.

          The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within 3 days after the same shall become due,

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any interest, fee or any other amount payable hereunder or pursuant to any other
Loan Document; or

          (b)     REPRESENTATION OR WARRANTY.

          Any representation or warranty by the Company or any other Loan Party made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any other Loan Party, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c)     SPECIFIC DEFAULTS.

          The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.1, 6.2, 6.3, 6.6 and 6.9 or Article VII; or

          (d)     OTHER DEFAULTS.

          The Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent; or

          (e)     CROSS-DEFAULT.

          The Company or any other Loan Party (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Two Million Five Hundred Thousand Dollars ($2,500,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

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          (f)     INSOLVENCY; VOLUNTARY PROCEEDINGS.

          The Company or any other Substantial Loan Party (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g)     INVOLUNTARY PROCEEDINGS.

          (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Substantial Loan Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Substantial Loan Party's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Substantial Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Substantial Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

          (h)     MONETARY JUDGMENTS.

          One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against the Company or any other Loan Party involving in the aggregate a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of One Million Dollars ($1,000,000) or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

          (i)     NON-MONETARY JUDGMENTS.

          Any non-monetary judgment, order or decree shall be rendered against the Company or any other Loan Party which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (j)     COLLATERAL.

                  (i) any provision of any Collateral Document shall for any reason (other than as provided or permitted in this Agreement or any other Loan Document) cease to be valid and binding on or enforceable against the Company or any other Loan Party thereto or the Company or any other Loan

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     Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                  (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof or the terms or provisions of this Agreement or any other Loan Document) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than as provided or permitted in this Agreement or any other Loan Document) cease to be a perfected and first priority security interest subject only to Permitted Liens; or

          (k)     CHANGE OF CONTROL.

          Any Change of Control shall occur; or

          (l)     ADVERSE CHANGE.

          There shall occur a Material Adverse Effect; or

          (m)     LOAN PARTY DEFAULTS.

          A Material Loan Party (other than the Company) shall fail to perform or observe any term, covenant or agreement in any Loan Document to which it is a party and such failure shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent; or any Loan Party Guaranty shall for any reason (other than as provided or permitted in this Agreement or any other Loan Document) be partially (including with respect to future advances) or wholly revoked or invalidated, or, except in connection with a transaction permitted under this Agreement or any other Loan Document, otherwise cease to be in full force and effect, or any Loan Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or

          (n)     ERISA LIABILITIES.

          Any of the following events shall have occurred, if such event is reasonably likely to have a Material Adverse Effect: (i) the existence of a Reportable Event, (ii) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the occurrence of an obligation to provide affected parties with a written notice of intent to terminate a Pension Plan in a distress termination under Section 4041 of ERISA, (iv) the institution by PBGC of proceedings to terminate any Pension Plan, (v) any event or condition that would require the appointment of a trustee to administer a Pension Plan,
(vi) the withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan, and (vii) any event that would give rise to a Lien under Section 302(f) of ERISA; or

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          (o)     FLYNN STOCK OWNERSHIP.

          At any time prior to the initial public offering of the Company's stock, Donald Flynn or his heirs shall cease to beneficially own or hold, directly or indirectly, at least 750,000 shares of the common stock of the Company.

          8.2.    REMEDIES.

          If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders,

          (a) declare the Revolving Commitment of each Lender to make Loans and to participate in Letters of Credit to be terminated, whereupon such Revolving Commitments shall forthwith be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsections (f) or (g) of Section 8.1 above (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of any Agent or any Lender.

          8.3.    RIGHTS NOT EXCLUSIVE.

          The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX
                                   THE AGENTS

          9.1.    APPOINTMENT AND AUTHORIZATION.

          (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          (b) The Issuer shall act on behalf of the Lenders with respect to the Letters of Credit and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Lenders to act for the Issuer with respect thereto; PROVIDED, HOWEVER, that each Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to Letters of Credit as fully as if the term "Administrative Agent", as used in this Article IX, included the Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuer.

          9.2.    DELEGATION OF DUTIES.

          The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          9.3.    LIABILITY OF THE ADMINISTRATIVE AGENT.

          None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders or either Co-Syndication Agent for any recital, statement, representation or warranty made by the Company or any other Loan Party or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company, any other Loan Party or the Company's Affiliates.

          9.4.    RELIANCE BY THE ADMINISTRATIVE AGENT.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, the Co-Syndication Agents and each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Co-Syndication Agent or such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Co-Syndication Agent or such Lender.

          9.5.    NOTICE OF DEFAULT.

          The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Lenders in accordance with Article VIII; PROVIDED, HOWEVER, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

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          9.6.    CREDIT DECISION.

          Each Co-Syndication Agent and each Lender expressly acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company or any other Loan Party shall be deemed to constitute any representation or warranty by the Administrative Agent to a Co-Syndication Agent or any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and each other Loan Party, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Co-Syndication Agent and each Lender also represents that such party will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide either Co-Syndication Agent or any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Administrative Agent-Related Persons.

          9.7.    INDEMNIFICATION.

          Whether or not the transactions contemplated hereby shall be consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably, in accordance with each such Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the Administrative Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Persons' gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall

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reimburse the Administrative Agent upon demand for its ratable share (in accordance with each such Lender's Commitment Percentage) of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders in this Section shall survive the payment of all Obligations hereunder.

          9.8.    AGENTS IN THEIR INDIVIDUAL CAPACITY.

          Each of BOA, LaSalle, Fleet and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with any Loan Party and its Affiliates as though BOA were not the Administrative Agent hereunder and LaSalle and Fleet were not Co-Syndication Agents and, in each case, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BOA, LaSalle, Fleet or their respective Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or its Affiliates) and acknowledge that none of BOA, LaSalle, Fleet nor their respective Affiliates shall be under any obligation to provide such information to them. With respect to its Loans, each of BOA, LaSalle and Fleet shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each of BOA, LaSalle and Fleet in its individual capacity.

          9.9.    SUCCESSOR ADMINISTRATIVE AGENT.

          The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Majority Lenders, with the consent of the Company so long as no Default or Event of Default exists at such time, shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative

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Agent, the Administrative Agent, with the consent of the Company so long as no
Default or Event of Default exists at such time, may appoint a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.4 and
10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and if no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor administrative agent as provided for above. Notwithstanding the foregoing, however, BOA may not removed as the Administrative Agent at the request of the Majority Lenders unless BOA or any Affiliate thereof acting as an Issuer hereunder shall also simultaneously be replaced as an Issuer pursuant to documentation in form and substance reasonably satisfactory to BOA (and if applicable, such Affiliate).

          9.10.   COLLATERAL MATTERS.

          (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Revolving Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting Property in which a Loan Party owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in subsection 10.1(f). Upon request by the

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Administrative Agent at any time, the Lenders will confirm in writing the
Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.10(b).

          9.11.   CO-SYNDICATION AGENTS.

          Each Co-Syndication Agent, in its capacity as such, shall have no rights, powers, duties or responsibilities hereunder or any other Loan Document and no implied rights, powers, duties or responsibilities shall be read into this Agreement or any other Loan Document or otherwise exist on behalf of or against such Co-Syndication Agent, in its capacity as such. If LaSalle resigns as a Co-Syndication Agent, no successor Co-Syndication Agent shall be appointed. If Fleet resigns as a Co-Syndication Agent, no successor Co-Syndication Agent shall be appointed.

                                    ARTICLE X
                                  MISCELLANEOUS

          10.1.   AMENDMENTS AND WAIVERS.

          No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by such Loan Party and the Majority Lenders or, if the Lenders are not a party thereto, the Administrative Agent (with the prior written consent of the Majority Lenders), and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders, or if the Lenders are not a party thereto, the Administrative Agent (with the prior written consent of all of the Lenders), do any of the following:

          (a) increase or extend the Revolving Commitment or Term Commitment of any Lender (or reinstate any Revolving Commitment or Term Commitment terminated pursuant to subsection 8.2(a)) or subject any Lender to any additional obligations;

          (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

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          (e)     amend this Section 10.1 or Section 2.14 or any provision
providing for consent or other action by all Lenders; or

          (f) discharge any Loan Party Guaranty, or release Collateral with an aggregate fair market value in excess of Five Hundred Thousand Dollars ($500,000) in any one transaction or series of related transactions except as otherwise may be provided in the Collateral Documents;

and, PROVIDED, FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Issuer in addition to the Majority Lender or all the Lenders, as the case may be, affect the rights or duties of the Issuer under this Agreement or any other Loan Document and (iii) the fees payable to the Administrative Agent pursuant to subsection 2.10(a), (c) and (d) may be changed pursuant to a writing executed by the Company and the Administrative Agent.

          10.2.   NOTICES.

          (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission; PROVIDED, that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery be effective upon delivery, or when faxed, be effective when transmitted by facsimile machine, or if otherwise delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Administrative Agent.

          (c) The Company acknowledges and agrees that any agreement of the Administrative Agent and the Lenders at Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or

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the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

          10.3.   NO WAIVER; CUMULATIVE REMEDIES.

          No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          10.4.   COSTS AND EXPENSES.

          The Company shall, whether or not the transactions contemplated hereby shall be consummated:

          (a) pay or reimburse BOA (including in its capacity as Administrative Agent), within thirty (30) days after demand (subject to subsection 4.1(f)) for all reasonable costs and expenses incurred by BOA (including in its capacity as Administrative Agent), in connection with the development, preparation, negotiation, delivery, closing, on-going administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by BOA (including in its capacity as Administrative Agent) with respect thereto;

          (b) pay or reimburse each Lender, the Administrative Agent and each Co-Syndication Agent within thirty (30) days after demand (subject to subsection 4.1(f)) for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies during the existence of an Event of Default (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs, incurred by the Administrative Agent, each Co-Syndication Agent and any Lender; and

          (c) pay or reimburse BOA (including in its capacity as Administrative Agent) within thirty (30) days after demand (subject to subsection 4.1(f)) for all reasonable appraisal (including the reasonable allocated cost of internal appraisal services), audit, environmental inspection and review (including the reasonable allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BOA (including in its capacity as Administrative Agent) in connection with the matters referred to under subsections (a) and (b) of this Section 10.4.

          10.5.   INDEMNITY.

          Whether or not the transactions contemplated hereby shall be consummated:

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          (a)     GENERAL INDEMNITY.

          The Company shall pay, indemnify, and hold each Lender, each Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

          (b)     ENVIRONMENTAL INDEMNITY.

                  (i) The Company hereby agrees to indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the reasonable allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property, other than any such actions that constitute gross negligence or willful misconduct by such Indemnified Person.

                  (ii) In no event shall any site visit, observation, or testing by any Agent or any Lender (or any contractee of any Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by any Agent or any Lender. Neither any Agent nor any Lender owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or Property. Neither any Agent nor any Lender shall be obligated to disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by any Agent or any Lender.

          (c)     SURVIVAL; DEFENSE.

          The obligations in this Section 10.5 shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel reasonably satisfactory to such Indemnified Person, at the sole cost and expense of the Company. All amounts owing under this Section 10.5 shall be paid within 30 days after demand.

          10.6.   MARSHALLING; PAYMENTS SET ASIDE.

          Neither any Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to any Agent or any Lender, or any Agent or any Lender enforces its Liens or exercise its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then
(a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its ratable share of the total amount so recovered from or repaid by the Administrative Agent.

          10.7.   SUCCESSORS AND ASSIGNS.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

          10.8.   ASSIGNMENTS, PARTICIPATIONS, ETC.

          (a) Any Lender may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Persons (PROVIDED, that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Revolving Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of Five Million Dollars ($5,000,000); PROVIDED, HOWEVER, that the Company and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such Lender and such

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Assignee; (B) such Lender and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of EXHIBIT H ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (C) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of Three Thousand Five Hundred Dollars ($3,500).

          (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and PROVIDED, that it consents to such assignment pursuant to subsection 10.8(a)), the Company shall execute and deliver to the Administrative Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

          (d) Any Lender may, upon prior written notice to the Company and the Administrative Agent, at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Revolving Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Company and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the FIRST PROVISO to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5, with respect to its participation interest, as though it were also a Lender hereunder and subject to the same qualifications and limitations as if it were a Lender hereunder, and provided there is no duplicate recovery, but shall not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (e) Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary of the Company, or by the Administrative Agent on such Company's or Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, PROVIDED, that such source is not bound by a confidentiality agreement with the Company known to such Lender; PROVIDED, FURTHER, HOWEVER, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party,
(E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, and (F) to such Lender's independent auditors and other professional advisors, provided that each such Person has agreed to preserve the confidentiality of such material. Notwithstanding the foregoing, the Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Lender's possession concerning the Company or its Subsidiaries which has been delivered to any Agent or any Lender pursuant to this Agreement or which has been delivered to any Agent or any Lender by the Company in connection with the Lenders' credit evaluation of the Company prior to entering into this Agreement; PROVIDED, that, unless otherwise agreed by the Company, such Transferee agrees in writing to such Lender to keep such information confidential to the same extent required of the Lenders hereunder. In the event that any Agent or Lender or any recipient of nonpublic information obtained pursuant to clause (E) above is required or requested to disclose any confidential information pursuant to clauses (A)-(D) above, such recipient shall give the Company prompt prior written notice of such requirement or request so that the Company may seek an appropriate protective order, and, at the expense of the Company, such recipient shall cooperate with the Company in any proceedings to obtain such a protective order to the extent such cooperation is necessary to obtain such protective order and to the extent the recipient determines its cooperation will not be disadvantageous to it. In the absence of a protective order, if the recipient is nonetheless compelled or required to disclose such confidential information in the opinion of its legal counsel, it may disclose such confidential information, provided that the recipient shall give the Company written notice of the confidential information to be disclosed as far in advance of the disclosure as is practicable and, upon the request and at the expense of the Company, shall use its reasonable effects to obtain assurances that confidential treatment shall be accorded such information by the receiving party.

          (f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, PROVIDED, that any payment in respect of such assigned Loans or Notes made by the Company to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

          (g) BOA may assign its obligations as an Issuer to an Affiliate of BOA without the prior written consent of any party hereto. In connection with such assignment, each of the parties hereto agrees to execute such documents as are reasonably requested by such Affiliate of BOA to effectuate such assignment.

          10.9.   SET-OFF.

          In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 10.9 are in addition to the other rights and remedies (including other rights of set-off) which the Lender may have.

          10.10.  COLLATERAL ACCOUNT.

          (a) The Company hereby authorizes and directs the Administrative Agent to establish and maintain with the Administrative Agent, or at the Administrative Agent's election, with an Affiliate of the Administrative Agent, as a blocked account in the name of the Administrative Agent, on behalf of the Agents and the Lenders, a deposit account designated as the "Collateral Account".

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          (b)     All amounts held in the Collateral Account pertaining to the
Company shall secure the Obligations and may be applied to the Obligations as provided in the Loan Documents.

          (c) Any interest received in respect of investments of any amounts deposited in the Collateral Account shall be remitted by the Administrative Agent to the Company on the last Business Day of each calendar quarter; PROVIDED, that the Administrative Agent shall not remit any such interest if any Event of Default has occurred and is continuing.

          (d) Cash held by an Administrative Agent, or an Affiliate of the Administrative Agent, in the Collateral Account shall be invested or reinvested as follows:

                  (i) Any funds on deposit in the Collateral Account shall be held by the Administrative Agent, or any Affiliate of the Administrative Agent, in a non-interest-bearing account; PROVIDED, that so long as no Event of Default shall have occurred and be continuing, the Company may, pursuant to written instructions, direct the Administrative Agent to invest funds on deposit in the Collateral Account in Cash Equivalents as indicated in such instructions; and

                  (ii) The Administrative Agent is hereby authorized to sell, and shall sell, all or any designated part of the securities held in the Collateral Account (A) so long as no Event of Default shall have occurred and be continuing, upon receipt of appropriate written instructions from the Company or (B) in any event if such sale is necessary to permit the Administrative Agent to perform its duties hereunder. The Administrative Agent shall not have any responsibility for any loss resulting from a fluctuation in interest rates, the sale or disposition of any Cash Equivalent prior to the maturity date or otherwise.

The Collateral Account shall be subject to such applicable laws, and such application regulations of the Board of Governors of the Federal Reserve System and of any other appropriate Governmental Authority, as may now or hereafter be in effect.

          10.11.  NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC.

          Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of its Lending Offices, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

          10.12.  COUNTERPARTS.

          This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

          10.13.  SEVERABILITY.

          The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          10.14.  NO THIRD PARTIES BENEFITED.

          This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders and the Agents, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither any Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

          10.15.  TIME.

          Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

          10.16.  GOVERNING LAW AND JURISDICTION.

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED, THAT THE COMPANY, THE AGENTS AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, EACH AGENT AND EACH LENDER EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW. NOTWITHSTANDING THE

FOREGOING, THE AGENTS AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          10.17.  WAIVER OF JURY TRIAL.

          THE COMPANY, THE LENDERS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          10.18.  AUTOMATIC DEBITS OF FEES.

          With respect to any non-use fee, arrangement fee, agency fee, upfront facility fee, letter of credit fee or other fee, any interest payment, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent or any Issuer under the Loan Documents, the Company hereby irrevocably authorizes BOA, upon 24 hours prior notice to the Company, to debit any deposit account of the Company with BOA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BOA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

          10.19.  ENTIRE AGREEMENT.

          This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Agents, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the Fee Letter and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of any Agent or any Lender.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                   LKQ CORPORATION


                                   By /s/ Mark T. Spears
                                   Its Senior Vice President

                                   Address for notices:

                                   120 North LaSalle Street, Suite 3300
                                   Chicago, Illinois 60602
                                   Attn:  Mark Spears
                                   Facsimile: (312) 621-1969
                                   Telephone: (312) 621-2709

                                   BANK OF AMERICA, N.A.,
                                     as Administrative Agent

                                   By David A. Johanson
                                   Its Vice President

                                   Address for notices:

                                   231 South LaSalle Street
                                   Chicago, Illinois 60697
                                   Attn:  Agency Management Services
                                   Facsimile: (312) 974-9102
                                   Telephone: (312) 828-7933

                                   Administrative Agent's Payment Office:

                                   901 Main Street
                                   Dallas, Texas 75202-3714
                                   Attn:  Angela Azu
                                   Facsimile: (214) 290-9559
                                   Telephone: (214) 209-3099

                                   BANK OF AMERICA, N.A.,
                                     as Issuer and as a Lender


                                   By Craig W. McGuire
                                   Its Vice President

                                   Address for notices:

                                   231 South LaSalle Street
                                   Chicago, Illinois 60697
                                   Attn:  Craig McGuire
                                   Facsimile: (312) 828-1974
                                   Telephone: (312) 828-1320

                                   Domestic and Offshore Lending Office:

                                   ____________________________________________

                                   ____________________________________________

                                   Attn: _____________________________________

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                     as a Co-Syndication Agent and as a Lender

                                   By Steve L. Marks
                                   Its Commercial Banking Officer

                                   Address for notices:

                                   135 South LaSalle Street
                                   Chicago, Illinois 60603
                                   Attn: Mr. Steve Marks
                                   Facsimile: (312) 904-6443
                                   Telephone: (312) 904-6189

                                   Domestic and Offshore Lending Office:

                                   135 South LaSalle Street
                                   Chicago, Illinois 60603
                                   Attn: Bonita Conley

                                   FLEET NATIONAL BANK,
                                     as a Co-Syndication Agent and as a Lender

                                   By /s/ Jeffrey Kinney
                                   Its Senior Vice President

                                   Address for notices:

                                   777 Main Street
                                   CT EH 40224B
                                   Hartford, Connecticut 06115
                                   Attn: Jeffrey Kinney
                                   Facsimile: (860) 952-7482
                                   Telephone: (860) 952-7515

                                   Domestic and Offshore Lending Office:

                                   777 Main Street
                                   CT EH 40224B
                                   Attn: Kori Kaercher